SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENTS

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934 (AS AMENDED)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐     Preliminary Proxy Statement
☐     Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒     Definitive Proxy Statement
☐     Definitive Additional Materials
☐     Soliciting Material under Rule 14a-12

LendingTree, Inc.

(Name of Registrant as Specified in its Charter)

N/A (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒     No fee required.

☐     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: N/A

(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction: N/A

(5)	Total fee paid: N/A

☐     Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid: N/A

(2)	Form, Schedule or Registration Statement No.: N/A

(3)	Filing Party: N/A

(4)	Date Filed: N/A

LENDINGTREE, INC.
_____________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 23, 2003
_____________________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LendingTree, Inc., a Delaware corporation, will be held on Wednesday, April 23, 2003 at 9:00 a.m., local time, at our offices located at 11115 Rushmore Drive, Charlotte, North Carolina 28277 for the following purposes:

1.	To elect two members to our board of directors.

2.	To consider and vote upon a proposal to approve our Amended and Restated 2001 Stock Incentive Plan.

3.	To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2003.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     We describe the above items in more detail in the proxy statement accompanying this notice. Only stockholders who owned our common stock or our Series A Preferred Stock at the close of business on February 27, 2003 may attend and vote at the meeting or any adjournment thereof. You may view a list of the stockholders entitled to vote at the meeting during the ten days before the meeting at our principal executive offices located at 11115 Rushmore Drive, Charlotte, North Carolina 28277. The board of directors recommends a vote FOR each of the proposals.

     IT IS VERY IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY USING THE ENCLOSED ENVELOPE. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

By order of the board of directors.

/s/ Douglas R. Lebda

Charlotte, North Carolina March 15, 2003	Douglas R. Lebda Chief Executive Officer

LENDINGTREE, INC.
__________________________

PROXY STATEMENT FOR 2003
ANNUAL MEETING OF STOCKHOLDERS
__________________________

GENERAL INFORMATION

Introduction

     Our board of directors is soliciting proxies for use at the 2003 Annual Meeting of Stockholders to be held Wednesday, April 23, 2003 at 9:00 a.m., local time, at our offices located at 11115 Rushmore Drive, Charlotte, North Carolina 28277, and at any adjournment thereof.

     This proxy statement, the proxy card and our 2003 annual report to stockholders are first being mailed on or about March 15, 2003 to all holders of our common stock and Series A Preferred Stock entitled to vote at the meeting. Our principal executive offices are located at 11115 Rushmore Drive, Charlotte, North Carolina 28277.

Record Date

     Holders of record of our common stock and our Series A Preferred Stock at the close of business on February 27, 2003, the record date, are entitled to notice of and to vote at the meeting. On the record date, 22,674,204 shares of our common stock were issued and outstanding and held by approximately 7,100 stockholders. In addition, on the record date, 5,996,676 shares of our Series A Preferred Stock were issued and outstanding and held of record by 22 stockholders.

Voting

     Each share of common stock outstanding on the record date is entitled to one vote. Each share of our Series A Preferred Stock outstanding on the record date is entitled to vote on an “as-converted” basis and accordingly is entitled to approximately 1.085 votes. Shares of our common stock and Series A Preferred Stock vote together as a single class on matters presented to our stockholders. Considered in the aggregate, as of the record date, the 22,674,204 shares of common stock represented approximately 77.7% of our total voting power and the 5,996,676 shares of our Series A Preferred Stock represented approximately 22.3% of our total voting power.

Revocability of Proxies

     You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may do this by signing a new proxy card with a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Solicitation of Proxies

     LendingTree will pay the cost of this solicitation. We may reimburse brokerage firms and other persons representing beneficial owners of our common stock for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or e-mail.

Quorum; Required Vote; Abstentions and Broker Non-Votes

     The presence, in person or by proxy, of the holders of a majority of the votes eligible to be cast by the holders of our common stock and our Series A Preferred Stock voting together as a single class is necessary to constitute a quorum at the annual meeting of stockholders. Without a quorum, we cannot hold the meeting or transact business. In the election of directors, the two nominees receiving the most affirmative votes of the shares of our common stock and Series A Preferred Stock present or represented and entitled to vote will be elected as directors. Abstentions and broker non-votes are counted in order to determine whether there is a quorum at the meeting, but do not count for or against the election of any director. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a proposal because the broker does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote.

     For each item other than the election of directors, the affirmative vote of the majority of the votes eligible to be cast by the holders of our common stock and our Series A Preferred Stock voting together as a single class, present at the meeting and entitled to vote on such item will be required for approval. Abstentions with respect to any such matter will not be voted, although they will be counted for purposes of determining whether there is a quorum. Accordingly, any abstention will have the effect of a negative vote. Likewise, broker non-votes on such items will not be counted in determining the number of shares necessary for approval, but shares represented by such broker non-votes will be counted in determining whether there is a quorum.

Deadline for Receipt of Stockholder Proposals

     If you want to submit a proposal to our stockholders at next year’s annual meeting and you want the board of directors to consider including your proposal in our proxy statement and form of proxy for that meeting, we must receive your proposal at our principal executive offices no later than November 17, 2003. If you simply wish to have a proposal considered for submission at next year’s annual meeting, in accordance with the advance notice requirement of our bylaws, we must receive your proposal at our executive offices no later than January 25, 2004. If we receive notice of a stockholder proposal after this date, the proposal will be considered untimely and the persons named in the proxy statement and the form of proxy for the 2004 annual meeting of stockholders will have discretionary authority to vote on such proposal without discussion of the matter in the proxy statement and without such proposal appearing as a separate item on the proxy card. However, if next year’s annual meeting is called for a date that is not within 30 days before or after April 23, 2004, we must receive notice of your request no later than the close of business on the 10th day following the date on which notice of the date of the annual meeting is mailed to stockholders or is publicly announced, whichever is earlier.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides information about the beneficial ownership of our common stock and our Series A Preferred Stock as of February 27, 2003. We have listed each person known to us that beneficially owns more than 5% of our outstanding common stock or Series A Preferred Stock, each of our directors, each of our executive officers identified in the summary compensation table on page 19 and all directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and dispositive power with respect to the shares beneficially owned.

     Common stock percentage ownership is based on 22,674,204 shares of common stock outstanding as of February 27, 2003. Additionally, shares of common stock issuable upon the exercise or conversion of options, warrants or shares of preferred stock that are currently exercisable or convertible or exercisable or convertible within 60 days of February 27, 2003 are deemed outstanding, and included in both the numerator and denominator, for the purpose of computing the common stock percentage ownership of the person holding such options, warrants or shares of preferred stock, but are not deemed outstanding for purposes of computing the common stock percentage ownership of any other person.

     Preferred stock percentage ownership is based on 5,996,676 shares of Series A Preferred Stock outstanding as of February 27, 2003.

     Voting power is as of February 27, 2003 and is based on 22,674,204 shares of common stock outstanding and 5,996,676 shares of Series A Preferred Stock outstanding (which in the aggregate represent 6,506,548 votes). Additionally, shares of common stock issuable upon the exercise of options and warrants that are currently exercisable or exercisable within 60 days of February 27, 2003 are deemed outstanding, and included in both the numerator and denominator, for the purpose of computing the percentage of voting power of the person holding such options and warrants, but are not deemed outstanding for purposes of computing the voting power percentage of any other person.

     Each share of common stock outstanding on the record date is entitled to one vote on each matter considered at the annual meeting. Each share of our Series A Preferred Stock outstanding on the record date is entitled to vote on an “as-converted” basis and accordingly is entitled to approximately 1.085 votes. Shares of our common stock and Series A Preferred Stock vote together as a class on all matters presented to our shareholders.

	Common				Percentage
	Stock		Preferred Stock		of Total
	Beneficially	Percentage	Beneficially	Percentage	Voting
Name and Address(1)	Owned	of Class	Owned	of Class	Power

Specialty Finance Partners (2)	4,462,630	17.8%	2,156,726	36.0%	15.3%
Fidelity National Financial, Inc. (3)	3,582,568	15.8%	1,843,274	30.7%	12.3%
Zions Bancorporation (4)	1,293,090	5.5%	714,286	11.9%	4.4%
Capital Research and Management Company (5)	1,690,000	7.5%	—	0.0%	5.8%
Douglas Lebda (6)	1,911,719	8.1%	200,000	3.3%	6.4%
Keith Hall (7)	306,970	1.3%	28,571	*	1.0%
Stephen Campbell (8)	117,616	*	—	—	*
Thomas Reddin (9)	230,876	1.0%	—	—	*
Eric Cunliffe (10)	35,265	*	—	—	*
Richard Field (11)	1,072,040	4.6%	200,000	3.3%	3.6%
W. James Tozer, Jr. (12)	1,060,903	4.6%	300,000	5.0%	3.6%
Daniel Lieber (13)	—	—	—	—	—
Robert Spass (14)	30,918	*	—	—	—

All executive officers and directors as a group (12 persons)	10,670,511	37.6%	3,599,583	60.0%	34.41%

*	Less than one percent.

(1)	Addresses are provided only for the beneficial owners of 5% or more of our common stock or preferred stock.

(2)	Specialty Finance Partners, an affiliate of Capital Z Partners, is located at 54 Thompson Street, New York, New York. Specialty Finance Partners beneficially owns 4,462,630 shares of common stock, which includes 2,340,104 shares of common stock that were issuable on the record date upon the assumed conversion of our Series A Preferred Stock and dividends accrued thereon, and 36,106 shares of common stock that are issuable upon exercise of currently exercisable stock options. Specialty Finance Partners has sole voting and dispositive power with respect to such shares. Capital Z Fund II, Capital Z L.P. and Capital Z Ltd. may be deemed to beneficially own 4,462,630 shares of our common stock by virtue of Specialty Finance Partners’ beneficial ownership of shares of common stock and Series A Preferred Stock, including dividends accrued thereon, on the record date, discussed above. Each of Capital Z Fund II, Capital Z L.P. and Capital Z Ltd. has shared voting and dispositive power with respect to such shares.

(3)	The information concerning beneficial ownership set forth above and in this note is derived from a Schedule 13D/A dated November 12, 2002. Fidelity National Financial, Inc. (“Fidelity”) is the beneficial owner of 1,582,567 shares of common stock. Fidelity is the beneficial owner of 1,843,274 shares of Series A Preferred Stock, which, together with dividends accrued thereon, were convertible into 2,000,001 shares of common stock on the record date. Fidelity has sole voting power and sole dispositive power with regard to such shares. The shares are held by Fidelity and the following wholly-owned subsidiaries of Fidelity: Chicago Title Insurance Company, Fidelity National Title Company, Fidelity National Title Insurance Company and Chicago Title Insurance Company of Oregon. Fidelity’s principal and executive offices are located at 17911 Von Karman Avenue, Suite 300, Irvine California 92614. Series A Preferred Stock

(4)	Zions Bancorporation is located at One South Main, Suite 1660 Salt Lake City, Utah. Zions Bancorporation beneficially owns 1,293,090 shares of common stock, which includes 775,018 shares of common stock that were issuable on the record date upon the assumed conversion of our Series A Preferred

Stock, including dividends accrued thereon, and 18,053 shares of common stock that are issuable upon the exercise of stock options that are currently exercisable.

(5)	The information concerning beneficial ownership set forth above and in this note is derived from a Schedule 13G filed February 12, 2003. Capital Research and Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 1,690,000 shares of common stock as a result of acting as the investment advisor to various investment companies registered under Section 8 of the Investment Act of 1940. Capital Research and Management Company is located at 333 South Hope Street, Los Angeles, California 90071.

(6)	Mr. Lebda’s business address is 11115 Rushmore Drive, Charlotte, North Carolina. Mr. Lebda beneficially owns 1,911,719 shares of common stock, which includes (a) 217,005 shares that were issuable on the record date upon the assumed conversion of our Series A Preferred Stock on the record date including dividends accrued thereon, (b) 631,132 shares that are issuable upon the exercise of stock options that are currently exercisable or exercisable within the next 60 days, (c) 585,947 shares held jointly with his spouse, (d) 76,500 shares held by his spouse, (e) 88,900 shares held by the Douglas R. Lebda Grantor Retained Annuity Trust and (f) 40,022 shares that are issuable upon the exercise of stock options held by his spouse that are currently exercisable or exercisable within the next 60 days.

(7)	Mr. Hall beneficially owns 306,970 shares of common stock, which includes (a) 31,001 shares that were issuable on the record date upon the assumed conversion of shares of our Series A Preferred Stock, including dividends accrued thereon, held by Mr. Hall’s IRA account, (b) 152,155 shares that are issuable upon the exercise of stock options that are currently exercisable or exercisable within the next 60 days and (c) 2,000 shares held by his spouse’s IRA account, (d) 9,255 shares held by uniform gift to minor accounts established for Mr. Hall’s children and (e) 1,100 shares held by the Elaine L. Hall Trust of which Mr. Hall is Trustee. Mr. Hall has sole voting and dispositive power with respect to all of such shares, excluding 2,000 shares held by his spouse’s IRA account.

(8)	Mr. Campbell beneficially owns 117,616 shares of common stock, which includes (a) 109,649 shares that are issuable upon the exercise of stock options that are currently exercisable or exercisable within the next 60 days and (b) 400 shares held by Mr. Campbell’s children.

(9)	Mr. Reddin beneficially owns 230,876 shares of common stock, which includes 189,158 shares that are issuable upon the exercise of stock options that are currently exercisable or exercisable within the next 60 days.

(10)	Mr. Cunliffe beneficially owns 35,265 shares of common stock, which includes 30,000 shares of common stock that are issuable upon the exercise of stock options that are currently exercisable or exercisable within the next 60 days.

(11)	Mr. Field beneficially owns 1,072,040 shares of common stock, which includes (a) 93,008 shares that were issuable on the record date upon the assumed conversion of shares of our Series A Preferred Stock, including dividends accrued thereon, held by Mr. Field, (b) 123,997 shares that were issuable on the record date upon the assumed conversion of shares of our Series A Preferred Stock, including dividends accrued thereon, held by Mr. Field’s IRA account, (c) 16,510 shares that are issuable upon the exercise of warrants that are currently exercisable or exercisable within the next 60 days and (d) 413,064 shares that are issuable upon the exercise stock options that are currently exercisable or exercisable within 60 days.

(12)	Mr. Tozer’s address is 65 E. 55th Street, 31st Floor New York, New York 10022. Mr. Tozer beneficially owns 1,060,903 shares of common stock, which includes (a) 217,005 shares that were issuable on the record date upon the assumed conversion of shares of our Series A Preferred Stock, including dividends accrued thereon, held by Mr. Tozer, (b) 54,251 shares that were issuable on the record date upon the assumed conversion of our Series A Preferred Stock, including dividends accrued thereon, held by Mr. Tozer’s IRA account, (c) 54,251 shares that were issuable on the record date upon the assumed conversion of shares of our Series A Preferred Stock, including dividends accrued thereon, held by The W. James

Tozer Family Trust, (d) 20,553 shares that are issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days, (e) 2,540 shares that are issuable upon the exercise of warrants held by Mr. Tozer’s wife that are currently exercisable or exercisable within the next 60 days, (f) 4,000 shares held by Mr. Tozer’s wife, (g) 2,500 shares held by The W. James Tozer Family Trust, of which Mr. Tozer is the trustee and (h) 43,000 shares held by The Virginia S. Tozer Family Trust, of which Mr. Tozer is the trustee.

(13)	Excludes shares owned by Specialty Finance Partners and its affiliates, with which Mr. Lieber is affiliated.

(14)	Excludes shares owned by Specialty Finance Partners and its affiliates, with which Mr. Spass is affiliated. Mr. Spass beneficially owns 30,918 shares of common stock, which includes 23,418 shares that are issuable upon the exercise of warrants that are currently exercisable or exercisable within the next 60 days.

PROPOSAL ONE
ELECTION OF DIRECTORS

Directors

     Our board of directors currently has five members who are divided into three classes serving staggered terms of three years. There are currently three vacancies on our board of directors. Our board of directors intends to leave these vacancies open until it has identified appropriate individuals who are willing to serve as directors. We currently have two Class I directors, one Class II director (and two vacancies in Class II) and two Class III directors (and one vacancy in Class III). Class III directors are to be elected at the 2003 annual meeting. Class I and II directors will be elected at our 2004 and 2005 annual meetings of stockholders, respectively.

Nominees for Class III Directors

     Two Class III directors are to be elected at the meeting for a three-year term. The board of directors has nominated Douglas R. Lebda and Robert A. Spass for re-election as Class III directors. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the re-election of Messrs. Lebda and Spass. Each elected director’s term of office will continue until our 2006 annual meeting or until the director’s successor has been elected and qualified.

     In the event that either nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who shall be designated by the board of directors to fill the vacancy. At this time we believe that the nominees will be able to serve as directors and will not decline to do so. The proxies solicited hereby will in no event be voted for more than two persons.

Information Concerning the Nominees and Incumbent Directors

     The following sets forth certain information regarding the two nominees for election:

Nominees for Class III Directors for a Term Expiring in 2006

     Douglas R. Lebda (33) founded LendingTree in June 1996. He has served as Chief Executive Officer and director since September 1998. Prior to that time, Mr. Lebda served as Chairman of the Board and President. Before founding LendingTree, Mr. Lebda was with Price Waterhouse in various capacities beginning in 1992. Mr. Lebda also serves on the Boards of the Bucknell University Alumni Association and the Charlotte Chamber of Commerce.

     Robert A. Spass (47) has been a director since April 2001. He has been Deputy Chairman of the Board and Director of Capital Z Management, L.L.C. and affiliated companies from 1998 to the present. Mr. Spass has also been a Partner of Capital Z Partners since 1998 and Managing Partner of Insurance Partners Advisors I, L.P., since 1994. Prior to joining Insurance Partners Advisors I, L.P., Mr. Spass was President and Chief Executive Officer of International Insurance Advisors, Inc. from 1990 to 1994. Mr. Spass is a director of Superior National Insurance Group, Inc. and certain subsidiaries, Ceres Group, Inc., Universal American Financial Corporation, USI Insurance Services Corp., Highlands Insurance Group, Inc., and Aames Financial, Corp.

     THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” BOTH OF THE NOMINEES LISTED ABOVE FOR ELECTION AS CLASS III DIRECTORS

     The following sets forth certain information regarding the incumbent members of our board of directors:

Incumbent Class I Directors – Term Expiring at 2004 Annual Meeting

     Richard Field (62) has been a director since August 1997. Mr. Field has been a private investor since May 1997. From 1978 until 1997, Mr. Field worked at The Bank of New York in various capacities, most recently as Senior Executive Vice President of Retail Banking and a member of its Policy Committee. Prior to 1978, Mr. Field served in various marketing capacities at Chase Manhattan Corporation and Citicorp. Mr. Field is also a member of the boards of directors of Providian Financial Corporation, a credit card company, and HSPC, a medical equipment financing company. Mr. Field is also a former member of the Executive Committee of MasterCard International’s board of directors and the former Chairman of MasterCard’s U.S. board of directors.

     W. James Tozer, Jr. (61) has been a director since August 1997. Since 1990, Mr. Tozer has been the Managing Director of Vectra Management Group, a real estate firm. He is a former Senior Vice President of Citibank and a member of its Policy Committee, Senior Executive Vice President of Shearson Hayden Stone, Senior Executive Vice President of Marine Midland Bank and President of Prudential-Bache Securities. Until its sale in January 2001, he was Chairman of the Executive Committee of Draper Bank and Trust. Mr. Tozer was also a co-founder of Vectra Bank of Colorado.

Incumbent Class II Director – Term Expiring at 2005 Annual Meeting

     Daniel Lieber (40) has been a director since September 1999. Mr. Lieber has been a principal at Capital Z Partners since July 2001. Prior to that, Mr. Lieber was a partner at Equifin Capital Management, LLC, an investment firm affiliated with Capital Z Partners, where he worked from October 1998 to June 2001. Prior to joining Equifin, Mr. Lieber was a Senior Vice President at AT&T Capital. From 1995 to 1997, Mr. Lieber was a Senior Vice President with GE Capital Services, RFS Ventures Group. Between 1993 and 1995, he was employed as a Vice President in the Management Consulting Group at Bankers Trust. Mr. Lieber is a member of the board of directors of Aames Financial Corp., a company in the business of mortgage lending. Mr. Lieber is also a member of the board of directors of Ultralink.

Board Meetings and Committees

     The board of directors held twelve meetings during 2002 and no current director attended fewer than 75% of the aggregate number of the meetings of the board of directors and of all the committees on which he served during 2002. The board of directors has an audit committee, a compensation committee and a nominating committee.

     The audit committee, which currently consists of Messrs. Tozer (Chairman), Field and Lieber, provides assistance to our board of directors in fulfilling its legal and fiduciary obligations with respect to matters involving our accounting, auditing, financial reporting and internal controls and legal compliance functions. The audit committee met four times during 2002.

     The compensation committee, which currently consists of Mr. Lieber, is responsible for determining salaries, incentives and other forms of compensation for our directors, officers and other employees and administering various incentive compensation and benefit plans. The compensation committee met six times during 2002.

     The nominating committee, which currently consists of Messrs. Field and Tozer, is responsible for identifying individuals qualified to become members of our board of directors, identifying and recommending individuals qualified to fill any vacancies on our board, recommending nominees for each board committee, recommending a process for our board to evaluate the performance of our board and its committees on a regular basis and overseeing the orientation of new board members and the continuing education of our board members. Mr. Lebda also serves as an ex-officio member of this committee. The nominating committee was formed in November 2002 and met three times during 2002. The nominating committee will consider nominees for directors recommended by our stockholders. Stockholders who desire to submit recommendations for the 2004 annual meeting of stockholders should write to Corporate Secretary, LendingTree, Inc., 11115 Rushmore Drive, Charlotte, North Carolina 28277. The Company’s bylaws contain certain time limitations, procedures and requirements relating to stockholder proposals that are described on page 2 above.

PROPOSAL TWO

APPROVAL OF THE AMENDED AND RESTATED

2001 STOCK INCENTIVE PLAN

     We currently maintain our 2001 Stock Incentive Plan. The plan is designed to promote our long-term growth and profitability by providing long-term, stock-based incentive compensation to the key people who contribute to this growth and profitability. The plan is also intended to enable us to attract, retain and reward persons who hold or will hold positions of substantial authority with us. The plan, as originally adopted, authorized the issuance of up to 4,000,000 shares of our common stock. As of February 27, 2003, there were approximately 384,000 shares available to be issued under the plan. We also maintain our 1997 Stock Option Plan, 1998 Stock Option Plan and our Amended and Restated 1999 Stock Incentive Plan.

     We have adopted the Amended and Restated 2001 Stock Incentive Plan (the Amended Stock Plan or the Plan). The Amended Stock Plan authorizes an additional 2,500,000 shares to be issued under the Plan, implements a new stock compensation program for our non-employee directors and provides for full vesting of stock options if the holder of the option dies or becomes disabled while performing services for us. We anticipate that the 2,500,000 additional shares authorized under the Amended Stock Plan will enable us to continue to make stock incentive awards for the next three to four years, and believe that the modifications made to the 2001 Stock Incentive Plan by the Amended Stock Plan will help us better achieve the goals of the Plan. We also have eliminated the committee’s authority under the Plan to make or guarantee loans to Plan participants to enable them to exercise options or pay tax withholdings. This modification was made in light of a new federal securities law that now prohibits us from making or guaranteeing loans to our executive officers or directors. These modifications are discussed below.

     Stockholder approval of the Amended Stock Plan is necessary to satisfy the requirements of Section 422 of the Internal Revenue Code (the Code) (related to incentive stock options or “ISOs”), Section 162(m) of the Code (related to “performance-based compensation” that is exempt from the $1 million deduction limit), and the rules of the NASDAQ National Market.

Description of Amended Stock Plan

     The following is a summary of the material terms of the Amended Stock Plan. A copy of the Amended Stock Plan is attached as Appendix A and this summary is qualified in its entirety by reference to the Amended Stock Plan.

     General. With the proposed additional 2,500,000 shares added to the 2001 Stock Incentive Plan, a maximum of 6,500,000 shares of common stock will be reserved for issuance under the Amended Stock Plan (including for issuance in connection with ISOs awarded under the Plan), subject to equitable adjustment upon the occurrence of any stock dividend or other distribution, stock split, merger, consolidation, combination, share repurchase or exchange or other similar corporate transaction or event. No participant may receive awards under the Amended Stock Plan in any 12-month period relating to an aggregate of more than 4,000,000 shares. If an award granted under the Amended Stock Plan expires or is terminated, surrendered or cancelled for any reason, the shares of common stock underlying the award will again be available for grant under the Amended Stock Plan.

     Types of Awards. The following awards may be granted under the Amended Stock Plan:

•	stock options, including incentive stock options and non-qualified stock options;

•	restricted stock;

•	phantom stock;

•	stock bonuses; and

•	other stock-based awards.

     Administration. The Amended Stock Plan is generally administered by either the board of directors or the compensation committee of the board of directors. Our compensation committee has full authority, subject to the provisions of the Plan to, among other things, determine the persons to whom awards will be granted, the type of award to be granted, the number of shares to be made subject to awards, the exercise price and other terms and conditions of the awards and to interpret the Amended Stock Plan and prescribe, amend and rescind the rules and regulations relating to the Plan. It is intended that the members of the compensation committee be “non-employee directors” within the meaning of Section 16 under the Securities Exchange Act of 1934 and “outside directors” within the meaning of Code Section 162(m). The board of directors may delegate to one or more officers of LendingTree the authority to make grants of awards to our employees who are not executive officers or directors, subject to certain limitations that are described in the Amended Stock Plan.

     Eligibility. Awards may be granted under the Amended Stock Plan to employees, directors, including directors who are not employees, and consultants of LendingTree or any of our affiliates, as selected by the compensation committee. As of February 27, 2003, approximately 260 employees and directors were eligible to receive awards under the Amended Stock Plan.

     Terms and Conditions of Options. Stock options granted under the Amended Stock Plan may be either incentive stock options or non-qualified stock options. The exercise price of a stock option granted under the Amended Stock Plan is determined by the compensation committee at the time the option is granted, but the exercise price per share of an incentive stock option may not be less than the fair market value per share of common stock on the date of grant. Stock options are exercisable at the times and upon the conditions that the compensation committee may determine, as reflected in the applicable option agreement. The exercise period is determined by the compensation committee, but in the case of an incentive stock option, generally, the exercise period of an option may not exceed 10 years from the date of grant.

     The option exercise price must be paid in full at the time of exercise and may be payable by one or more of the following methods:

•	in cash or cash equivalents;

•	the surrender of previously acquired shares of common stock that have been held by the participant for at least six months prior to the date of surrender;

•	if so determined by the compensation committee as of the grant date, authorization for LendingTree to withhold a number of shares otherwise payable pursuant to the exercise of an option; or

•	through a broker cashless exercise procedure approved by LendingTree.

     The compensation committee may provide at the time of grant of an option that the participant may elect to exercise all or any part of the option before it becomes vested and exercisable. If the participant elects to exercise all or part of a non-vested option, the participant will be issued shares of stock subject to repurchase by LendingTree until those shares become vested, which will occur in accordance with the vesting schedule set forth in the original option agreement.

     Restricted Stock. The Amended Stock Plan provides for awards of common stock that are subject to restrictions on transferability and other restrictions imposed by the compensation committee. Except to the extent restricted under the award agreement relating to the restricted stock, a participant granted restricted stock will have all of the rights of a stockholder (including voting rights).

     Phantom Stock. The Amended Stock Plan provides for awards of phantom stock, which, upon vesting, entitle the participant to receive cash and/or shares of common stock (as determined by the compensation committee) equal in value to the fair market value of the number of shares subject to such award. Awards of phantom stock under the Amended Stock Plan also accrue dividend equivalents during the period prior to payment that are also payable in cash or shares at the applicable payment date. Vesting of all or a portion of a phantom stock award may be subject to various conditions established by the compensation committee. Unless and until a participant receives actual shares in payment of the award, the participant does not have any voting rights.

     Stock Bonuses; Other Awards. The Amended Stock Plan provides that awards of unrestricted shares of common stock may be granted to Plan participants at the discretion of the compensation committee. In addition, other awards valued in whole or in part by reference to, or otherwise based on, common stock may be granted either alone or in addition to other awards under the Amended Stock Plan, in the compensation committee’s discretion.

     Current Award Program for Outside Directors. Each director who is not an employee or executive officer of LendingTree (an Outside Director) currently is eligible under the 2001 Stock Incentive Plan to receive certain non-qualified stock option awards. The first stock option award is granted at the time the Outside Director is appointed or elected to the board. The initial award is made only to those Outside Directors who beneficially own (or represent an organization that beneficially owns) less than 5% of the combined voting power of LendingTree. The number of shares subject to the award is determined by dividing $66,000 by one-third of the average closing price of LendingTree common stock for the five trading days immediately preceding the date on which the Outside Director is elected or appointed. The second stock option award is granted as of each annual meeting of LendingTree’s shareholders to each Outside Director who is then a member of the board. This stock option permits the Outside Director to purchase whole shares, determined by dividing $22,000 by one-third of the average closing price of LendingTree common stock for the five trading days immediately preceding the annual shareholder meeting as of which it is granted. This annual stock option award may, at the election of the Outside Director, instead be awarded in the form of shares of restricted stock.

     Proposed New Award Program for Outside Directors. The Amended Stock Plan completely revises the grant program for Outside Directors. Under the Amended Stock Plan, Outside Directors are eligible to receive the following types of awards.

     First, upon the initial election or appointment to the board of an Outside Director who is a beneficial owner of (or represents an organization that is a beneficial owner of) less than 5% of the combined voting power of LendingTree, such Outside Director will be granted shares of restricted stock. The number of shares awarded to the Outside Director will be determined by dividing $60,000 by the average closing price of LendingTree common stock for the five trading days immediately preceding the date on which the Outside Director was first elected or appointed to the Board (rounded to the nearest whole share). Such restricted stock shall be subject to a vesting schedule, under which one-third of the total shares will become vested on each of the first, second and third anniversaries of the date on which the Outside Director was first elected or appointed to the board if the Outside Director continuously serves on the board to each of those dates. If the Amended Stock Plan is approved, these provisions will apply to persons who first become Outside Directors on or after April 23, 2003.

     Second, immediately following each annual shareholders’ meeting date, each Outside Director then on the board will be granted a non-qualified stock option with a fair value of $25,000, calculated as of the date of the annual meeting. The fair value of the options shall be determined by the board or the compensation committee in good faith using an option-pricing model that the board or the compensation committee deems appropriate and by applying that option-pricing model as of the date of the annual meeting. In lieu of receiving this stock option, an Outside Director may instead elect in advance to receive shares of restricted stock equal to one-third of the number of shares that the Outside Director would have been able to purchase under the stock option if he had instead received the stock option, rounded to the nearest whole share. The stock option or shares of restricted stock, as applicable, shall become fully vested (and exercisable in the case of the stock option) on the first anniversary of the annual shareholders’ meeting as of which they were granted if the Outside Director continuously serves on the board to that date. If the Amended Stock Plan is approved, these provisions will apply to persons who are Outside Directors on April 24, 2003 or on the date of any annual shareholders’ meetings thereafter.

     Finally, Outside Directors may elect to defer 0%, 50% or 100% of their meeting fees (beginning with fees to be earned on or after July 1, 2003) and have those fees instead paid in the form of restricted stock (The meeting fees that Outside Directors are expected to receive are described on page 23 of this Proxy Statement under the heading “Director Compensation.”) If an Outside Director makes an election to defer meeting fees (which election shall be irrevocable for the calendar year to which it relates), the fees will be credited to a book account established by LendingTree. On the last business day of each calendar quarter, the total amount of deferred meeting fees which have been credited to each Outside Director’s account will be multiplied by 1.176 and the result will then be divided by the average closing price of our common stock for the five immediately preceding trading days to determine the number of shares of restricted stock to be granted to the Outside Director (rounded to the nearest whole share). Such shares of restricted stock will become fully vested on the first anniversary of the date on which they were issued if the Outside Director continuously serves on the board to that date.

     Change in Control. In the event of a change in control, the time-vested portion of an outstanding award that is not vested or exercisable at the time of the change in control will become 50% vested and (in the case of options) exercisable. In addition to the automatic acceleration, the compensation committee has the discretion to accelerate the vesting or exercisability of the remainder of any award granted under the Amended Stock Plan.

     Termination of Employment. Unless otherwise determined by our compensation committee, the unvested portion of awards granted under the Amended Stock Plan will immediately be cancelled upon termination of a participant’s employment or service with LendingTree and, in the case of stock purchased upon exercise of a non-vested option, the purchase price of such stock will be refunded. Unless otherwise determined by our compensation committee, the post-termination exercise period for stock options awarded under the Amended Stock Plan will vary depending on the reason of termination as follows: (i) if a participant’s employment or service terminates other than because of death, disability or retirement, all options that are exercisable at the time of termination may be exercised by the participant for no longer than 90 days after the date of termination; (ii) if a participant’s employment or service terminates for cause, all options held by the participant will immediately terminate; (iii) if a participant’s employment or service terminates as a result of death, all options that are exercisable at the time of death may be exercised by the participant’s heirs or distributees for one year, provided that if so determined by the compensation committee as of the grant date, an award agreement for options granted to non-employee directors may provide for a post-death exercise period of up to three years; and (iv) if a participant’s employment or service terminates because of disability or retirement, all options that are exercisable at the time of termination may be exercised for a period of one year immediately following termination. In no case may an option be exercised after it expires in accordance with its terms.

     Notwithstanding the foregoing, if an employee or an Outside Director dies or becomes disabled while employed by us or while a member of our board, the stock options held by the employee or Outside

Director will become fully vested and exercisable. Our compensation committee has the authority to determine whether an employee or Outside Director has become disabled.

     Amendment, Termination of Plan. The 2001 Stock Incentive Plan was adopted by the board on October 25, 2000 and approved by our shareholders on May 24, 2001. Our board of directors may modify or terminate all or any portion of the Amended Stock Plan at any time, except that an amendment that requires stockholder approval in order for the Amended Stock Plan to continue to comply with any law, regulation or stock exchange requirement will not be effective unless approved by our stockholders. No awards may be granted under the Amended Stock Plan after the day immediately preceding the tenth anniversary on which the 2001 Stock Incentive Plan was adopted by the board. Finally, if the Amended Stock Plan is not approved by our shareholders, the 2001 Stock Incentive Plan will continue in effect on its current terms.

     Code Section 162(m). Code Section 162(m) precludes a publicly held corporation from claiming a compensation deduction for compensation in excess of $1.0 million paid to the chief executive officer or any of the four most highly compensated officers other than the chief executive officer. This limitation does not apply, however, to qualified “performance-based compensation.”

     Stock options granted under the Amended Stock Plan that have an exercise price equal at least to fair market value at the date of grant should qualify as “performance-based compensation” under Section 162(m).

     In addition, the Amended Stock Plan authorizes our compensation committee to make, or provide for the vesting of, awards of restricted stock and phantom stock that are conditioned on the satisfaction of certain performance criteria. For such awards intended to qualify as “performance-based compensation” under Section 162(m), our compensation committee will establish prior to or within 90 days after the start of the applicable performance period the applicable performance conditions. Our compensation committee may select from the following performance measures (the “Performance Goals”) for such purpose: (i) pre-tax income or after-tax income; (ii) operating profit; (iii) return on equity, assets, capital or investment; (iv) earnings or book value per share; (v) sales or revenues; (vi) operating expenses; (vii) common stock price appreciation; (viii) implementation or completion of critical projects or processes; (ix) increase in the volume of qualification forms completed or submitted, which goals may be expressed in terms of absolute numbers and/or as a percentage increase; (x) comparison of actual performance during a performance period against budget for such period; (xi) increase in the number of loans closed, which may be measured by type(s) of loan or in the aggregate; (xii) growth of revenue, which growth may be expressed in terms of absolute numbers and/or as a percentage increase; or (xiii) reductions in expenses, which reductions may be expressed in terms of absolute numbers and/or as a percentage increase; provided that with respect to clauses (xi) through (xiii), such achievement may be measured against budget for the same period.

     Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of LendingTree, a subsidiary or affiliate, or a division or strategic business unit of LendingTree, or may be applied to the performance of LendingTree relative to a market index, a group of other companies or a combination thereof, all as determined by the compensation committee. The Performance Goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance at which full vesting will occur. Each of the foregoing Performance Goals will be determined in accordance with generally accepted accounting principles, provided that the compensation committee will have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting LendingTree or any subsidiary or affiliate or the financial statements of LendingTree or any subsidiary or affiliate in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

     The Performance Goals and the related compensation formula for determining the awards or vesting of awards will be stated in the form of an objective, nondiscretionary formula, and the compensation committee will certify in writing the attainment of such performance conditions prior to any payout with respect to such awards.

     Grants. A total of 3,784,935 options to acquire shares of common stock have been issued to date under awards granted under the 2001 Stock Incentive Plan. As of February 27, 2003, the fair market value of the common stock was $11.25 per share (based on the average of the highest and lowest price reported for such date).

     As of February 27, 2003, the following stock option awards have been granted under the 2001 Stock Incentive Plan:

•	Douglas Lebda (Chief Executive Officer and nominee for re-election to the board), options to acquire 698,785 shares;

•	Thomas Reddin (President and Chief Operating Officer), options to acquire 185,000 shares;

•	Keith Hall (Senior Vice President, Chief Financial Officer and Treasurer), options to acquire 178,435 shares;

•	Stephen Campbell (Chief Information Officer), options to acquire 105,000 shares;

•	Eric Cunliffe (Senior Vice President and General Manager of Realty Services), options to acquire 52,617 shares;

•	all current executive officers as a group (including the Named Executive Officers above and two other executive officers), options to acquire 1,376,537 shares;

•	all current directors who are not executive officers (or the entities such directors represent) as a group, options to acquire 75,186 shares;

•	all former directors who are not executive officers (or the entities such directors represent) as a group, options to acquire 18,249 shares;

•	all current or former employees (including all officers who are not executive officers) as a group, options to acquire 2,314,963 shares.

     No person other than Mr. Lebda has received more than 5% of the total stock options that have been awarded under the 2001 Stock Incentive Plan.

     The following entity was granted options under the 2001 Stock Incentive Plan and has representatives on our board:

•	Specialty Finance Partners, an affiliate of Capital Z Partners, received options to acquire 27,374 shares of common stock under the 2001 Stock Incentive Plan in its capacity as an associate of two of our directors. Messrs. Lieber and Spass. Mr. Spass is a nominee for re-election to the board.

     No awards have been made to date under the terms of the Amended Stock Plan, although it is anticipated that awards, including stock option awards, will be granted during 2003 if the Amended Stock Plan is approved by our stockholders. Because the amount of awards to be received by any participant in the Amended Stock Plan (other than an Outside Director in connection with the outside director award program described above) is determined by our compensation committee in its discretion, the amount of future awards to be granted to any person or group of persons under the Amended Stock Plan in any particular year is not currently determinable. Messrs. Field, Lieber, Spass and Tozer are the Outside Directors currently eligible to be granted options under the Amended Stock Plan’s outside director award program. It is anticipated that Messrs. Field, Lieber, Spass and Tozer will each be granted stock options to purchase shares of common stock under this program during our current year, but the amount of shares subject to such options is not currently determinable, nor is it known whether any of these Outside Directors will elect to instead receive restricted stock in lieu of the stock option. In addition, it is not known at this time whether Messrs. Field, Lieber, Spass and Tozer will elect to defer any of their meeting fees in exchange for shares of restricted stock under the proposed Amended Stock Plan. Our board of directors from time to time reviews industry information relating to director compensation and may adjust the number of options to be granted under this program in appropriate circumstances.

Equity Compensation Plan Information.

     The table below contains certain information regarding our equity compensation plans as of the end of 2002.

Number of
	Number of		securities
	securities to		remaining available
	be issued		for future issuance
	upon exercise		under equity
	of	Weighted-average	compensation plans
	outstanding	exercise price of	(excluding
	options,	outstanding	securities
Plan	warrants and	options, warrants	reflected in column
Category	rights	and rights	(a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders:

Stock Option Plans	6,159,057	$6.19	529,787 (2)
Employee Stock Purchase Plan	None(1)	Not Applicable(1)	336,968 (3)

Equity compensation plans not approved by security holders:

None

Total:	6,159,057	$6.19	866,755

(1)	We maintain an Employee Stock Purchase Plan that permits employees who have worked full-time for us for at least six months to have payroll deductions made to purchase shares of our common stock during specified purchase periods. The purchase price is 85% of the fair market value per share of our common stock on the last business day of the purchase period. Consequently, we do not know the number of shares or the price at which shares will be purchased for any purchase periods that are currently in effect.

(2)	Excludes the proposed increase of 2,500,000 shares in the aggregate number of shares of common stock available for issuance under the Amended Stock Plan, which is subject to shareholder approval as described in this proxy statement.

(3)	The number of shares reserved for issuance under the Employee Stock Plan is automatically increased by 400,000 on January 1 of each year unless our compensation committee designates a lesser amount. On January 1, 2003, 50,000 additional shares were reserved for issuance.

Federal Income Tax Consequences

     Incentive Stock Options. Incentive stock options granted under the Amended Stock Plan will be subject to the applicable provisions of the Internal Revenue Code, including Code Section 422. If shares of common stock are issued to an optionee upon the exercise of an ISO, and if no “disqualifying disposition” of such shares is made by such optionee within one year after the exercise of the ISO or within two years after the date the ISO was granted, then (i) no income will be recognized by the optionee at the time of the grant of the ISO, (ii) no income, for regular income tax purposes, will be realized by the optionee at the date of exercise, (iii) upon sale of the shares of the common stock acquired by exercise of the ISO, any amount realized in excess of the option price will be taxed to the optionee, for regular income tax purposes, as a capital gain (at varying rates depending upon the optionee’s holding period in the shares and income level) and any loss sustained will be a capital loss, and (iv) no deduction will be allowed to LendingTree for federal income tax purposes. If a “disqualifying disposition” of such shares is made, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the exercise price (the “bargain purchase element”) and LendingTree will generally be entitled to a federal income tax deduction equal to such amount. The amount of any gain in excess of the bargain purchase element realized upon a “disqualifying disposition” will be taxable as capital gain to the holder (at varying rates depending upon such holder’s holding period in the shares and income level), for which LendingTree will not be entitled to a federal tax deduction. Upon exercise of an ISO, the optionee may be subject to alternative minimum tax.

     Non-qualified Stock Options. With respect to non-qualified stock options (NQSOs) granted to optionees under the Amended Plan, (i) no income is realized by the optionee at the time the NQSO is granted, (ii) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and LendingTree generally receives a tax deduction for the same amount, and (iii) when the shares are disposed of, appreciation or depreciation after the date of exercise is treated as capital gain or loss and taxed at varying rates depending upon the holder’s holding period in the shares and income level.

     Restricted Stock. A recipient will generally not incur federal income tax when he or she is granted restricted stock. When the restrictions imposed on the restricted stock lapse, the recipient will be treated as having received ordinary income equal to the fair market value of the restricted stock on the date the restrictions lapsed. However, a recipient who makes an election under Code Section 83(b) within 30 days of the date of the grant will have ordinary income on the date of the grant equal to the fair market value of the shares of restricted stock as if the shares were unrestricted and could be sold immediately. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes. Upon the sale of the shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis will be equal to the fair market value of the shares when the restricted period expires. However, if the recipient timely elects to be taxed as of the date of grant, the holding period commences on the date of the grant and the tax basis will be equal to the fair market value of the shares on date of the grant as if the shares were then unrestricted and could be sold immediately. LendingTree generally will be entitled to a deduction equal to the amount that is taxable as ordinary compensation income to the recipient.

     Phantom Stock. A participant who is awarded phantom stock will not recognize income and LendingTree will not be allowed a deduction at the time the award is made. When a participant receives payment for phantom stock in cash or shares of common stock, the amount of the cash and the fair market value of the shares of common stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to LendingTree. However, if there is a substantial risk that any shares of common stock used to pay out earned phantom stock will be forfeited (for example, because the compensation committee conditions such shares on the performance of future services), the taxable event is deferred until the risk of forfeiture lapses. In this case, the participant can elect to make a Code Section 83(b) election as previously described concerning restricted stock. LendingTree can take the deduction at the time the income is recognized by the participant.

     As mentioned above, Section 162(m) of the Code imposes a $1 million limit on the amount of the annual compensation deduction allowable to a publicly-held company with respect to the compensation paid to its chief executive officer and each of its other four most highly compensated officers. An exception to this limit is provided for performance-based compensation if certain requirements are met. The Amended Stock Plan permits the committee to grant stock options, restricted stock and phantom stock that will qualify for this exception from the deduction limit.

     The foregoing is only a summary of the federal income tax consequences of awards issued under the Amended Stock Plan. It does not purport to be complete, and does not address the tax consequences of a participant’s death or the state, local and foreign tax laws that may also be applicable to awards and transactions involving awards.

     THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” APPROVAL OF THE AMENDED STOCK PLAN.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

     The table below sets forth certain compensation information for the last three fiscal years for our Chief Executive Officer and our four next most highly compensated executive officers (collectively, the Named Executive Officers).

SUMMARY COMPENSATION TABLE

					Long Term
		Annual Compensation			Compensation

					Number of
				Other	Securities
				Annual	Underlying
Name and		Salary	Bonus	Compensation (1)	Options
Principal Position	Year	$	$	$	#

Douglas Lebda	2002	275,000	178,900	—	300,000
Chief Executive Officer	2001	271,000	620,000 (2)	—	200,000
	2000	258,000	135,000	—	418,749

Thomas Reddin	2002	265,000	172,400	—	120,000
President and	2001	256,000	166,600	—	45,000
Chief Operating Officer	2000	218,000	141,000	—	65,000

Keith Hall	2002	230,000	149,500	—	95,000
Senior Vice President,	2001	226,000	176,000	—	40,000
Chief Financial Officer and Treasurer	2000	179,000	161,000	—	73,100

Stephen Campbell	2002	210,000	135,000	—	70,000
Chief Information Officer	2001	208,000	135,000	—	35,000
	2000	186,000	117,000	—	113,574

Eric Cunliffe	2002	210,000	136,500	—	50,000
Senior Vice President	2001	210,000	98,846	—	—
General Manager of Realty Services (3)	2000	86,827	—	—	85,000

(1)	No information is provided as no Named Executive Officer received perquisites in excess of the lesser of $50,000 or 10% of his annual salary and bonus for any such year.

(2)	Consists of (a) a bonus awarded on September 28, 2001 of $432,000 (which consisted of $295,370 in cash that was paid out in installments and 35,405 shares of common stock (valued at $136,630 on the award date)) and (b) a bonus awarded for the year ended December 31, 2001 of $188,000 which consisted of $161,380 in cash that was paid out in installments and 3,380 shares of common stock issued as a stock in lieu of bonus award (valued at $26,620 on the award date.)

(3)	Mr. Cunliffe joined LendingTree in August 2000.

Option Grants in Last Fiscal Year

     The table below summarizes the stock options granted during fiscal 2002 to each Named Executive Officer and the potential realizable value of each grant of options assuming annualized appreciation in our common stock at the rate of 5% and 10% over the term of the option.

	Number of	Percent of Total
	Securities	Options			Potential Realizable Value at Assumed Annual
	Underlying	Granted to			Rates of Stock Price Appreciation for Option Term
	Options	Employees in	Exercise or	Expiration
Name	Granted(1)	Fiscal year	Base Price	Date	5%	10%

Douglas Lebda	175,000	9.0%	$7.87	3/8/2012	$866,145	$2,194,982
	125,000	6.4%	$13.18	12/20/2012	$1,036,104	$2,625,691
Thomas Reddin	70,000	3.6%	$7.87	3/8/2012	$346,458	$877,993
	50,000	2.6%	$13.18	12/20/2012	$414,442	$1,050,276
Keith Hall	55,000	2.8%	$7.87	3/8/2012	$272,217	$689,851
	40,000	2.0%	$13.18	12/20/2012	$331,553	$840,221
Stephen Campbell	40,000	2.0%	$7.87	3/8/2012	$197,976	$501,710
	30,000	1.5%	$13.18	12/20/2012	$248,665	$630,166
Eric Cunliffe	25,000	1.3%	$7.87	3/8/2012	$123,735	$313,569
	25,000	1.3%	$13.18	12/20/2012	$207,221	$525,138

(1)	Each option vests in four equal annual installments beginning on the first anniversary of the date of grant. Pursuant to the terms of our 1997 Stock Option Plan, 1998 Stock Option Plan, 1999 Stock Incentive Plan, Amended and Restated 1999 Stock Incentive Plan and 2001 Stock Incentive Plan under which our options have been granted, a change of control will result in the vesting of 50% of the unvested portions of such stock options. The portion of the stock options that do not vest pursuant to the terms of the 1997 and 1998 Stock Option Plans, the 1999 Stock Incentive Plan, the 1999 Amended and Restated Stock Incentive Plan or the 2001 Stock Incentive Plan will become vested in the event of a change of control under each Named Executive Officer’s Employment Continuity Agreement, as described on page 23 of this Proxy Statement under the subheading “Change of Control Arrangements.”

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The table below sets forth information related to the exercises of stock options during 2002 by each Named Executive Officer and the fiscal year-end number and value of unexercised stock options:

			Number of Shares Underlying		Value of Unexercised In-the-
			Unexercised Options		Money Options
			At Fiscal Year-End (#)		At Fiscal Year-End($)
	Shares Acquired On	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Douglas Lebda	—	—	537,382	577,624	3,924,188	3,424,796
Thomas Reddin	169,091	1,186,000	160,408	186,250	1,226,244	997,238
Keith Hall	10,658	92,000	128,405	171,076	911,610	961,105
Stephen Campbell	30,000	293,000	78,399	138,750	488,896	797,613
Eric Cunliffe	18,750	127,000	23,750	92,500	156,578	387,981

Employment Agreements and Change of Control Arrangements

     Douglas Lebda. We have an employment agreement with Douglas Lebda with a term that began on September 2, 1999 and ends on September 2, 2003, unless earlier terminated as provided under the agreement. In addition to providing for salary and benefits, Mr. Lebda’s agreement provides for his participation in our bonus programs and for the grant of an option to purchase 190,500 shares of our common stock. In the event Mr. Lebda’s employment is terminated by us either without cause or for bad performance, or if Mr. Lebda terminates his employment for good reason, Mr. Lebda is entitled to receive as severance pay a continuation of his then-current base salary until the first anniversary of the effective date of termination, subject to reduction to the extent he receives any compensation from any subsequent employment during the one-year severance period.

     In the event Mr. Lebda’s employment is terminated as a result of any merger, acquisition, share exchange or other business combination, Mr. Lebda is entitled to receive a lump sum payment in an amount equal to 12 months of his then current base salary.

     With respect to his stock options, in the event that Mr. Lebda’s employment is terminated by us without cause, by Mr. Lebda for good reason, or as a result of a merger, acquisition, share exchange or other business combination, all 1,115,006 of Mr. Lebda’s stock options will continue to vest in accordance with their vesting schedules in effect prior to termination and he will have a right to exercise the options for a period of 30 days following the final vesting date. Mr. Lebda will be subject to a non-compete and non-solicitation covenant for one year following any termination of his employment and will be required to give a general release to us in order to receive severance payments.

     Thomas Reddin. We have an employment agreement with Thomas Reddin with an initial term that began on December 10, 1999. At each anniversary date, the term of the agreement automatically extends for an additional one-year term, unless at least 30 days prior to the last day of any such extended term, we give notice to the Mr. Reddin that the agreement term shall not be extended. In addition to providing for salary, benefits and a fixed bonus for his first year of employment, Mr. Reddin’s agreement provides for the payment of an annual discretionary bonus of up to 65% of his salary following the first anniversary of his employment with us. In the event Mr. Reddin’s employment is terminated by us other than for cause, he is entitled to receive his then-current salary for one year, provided, that if he becomes employed elsewhere during that period, our obligation to continue salary payments will be reduced on a dollar-for-dollar basis by salary and bonus received from the subsequent employer. In addition, if Mr. Reddin’s employment is terminated by us other than for cause, he will be entitled to additional vesting of a pro-rata portion of all option tranches that would have vested on the next following anniversary of his employment had he remained employed on that date. Any exercisable options held by Mr. Reddin at the time of such termination without cause will remain exercisable for 90 days thereafter. Mr. Reddin is subject to non-competition and non-solicitation covenants during his employment with LendingTree and he will be subject to such covenants during the one-year period following termination of his employment.

     Change of Control Arrangements. We have entered into Employment Continuity Agreements with each of Messrs. Lebda, Reddin, Hall, Campbell and Cunliffe, and certain other executive officers and key employees. These agreements provide employment protection for these employees with LendingTree (or any successor to LendingTree) following a change of control of LendingTree (as defined under the agreements). The agreements for Messrs. Lebda, Reddin and Hall provide employment protection for two years following a change of control, and the agreements for Messrs. Campbell, Cunliffe and the other executive officers and key employees provide for employment protection for one year following a change of control. During each executive’s employment protection period, the executive will be entitled to receive an annual base salary based on the highest monthly base salary he was receiving during the 12 months immediately preceding the change of control; a bonus award opportunity with a target and maximum bonus level not less than the largest target and maximum annual incentive award payable under LendingTree’s annual incentive program as in effect during the 12-month period immediately preceding the change of control; and participation in retirement, incentive, welfare and other employee benefit plans which, in general, are no less favorable than the greater of (1) those provided by LendingTree during the 90-day period immediately preceding the change of control or (2) those provided after the change of control to other peer executives. In addition, a change of control will cause each executive to become fully vested in all stock option and other stock incentive awards that had been granted to the executive under a LendingTree stock incentive plan or similar arrangement, to the extent that such awards had not already become vested pursuant to the terms of the incentive plan or similar arrangement on account of the change of control, and the stock options that vest under the agreement will remain exercisable until their specified expiration date. In the case of Messrs. Campbell, Cunliffe and the other executive officers and key employees, the LendingTree board may in its discretion replace any stock options that become vested under their Employment Continuity Agreement with common stock of LendingTree or of a successor that is equal in value to such stock options, or with equivalent value.

     If LendingTree or a successor terminates an executive’s employment during his employment protection period on account of his disability or for reasons other than death or cause, or if an executive resigns because of a constructive termination during his employment protection period, he will be entitled to a lump sum payment equal to the sum of (1) any unpaid annual base salary and accrued time off through the termination date, (2) his target annual bonus for the performance period in which the termination occurs, prorated for the number of days he actually worked during the performance period, and (3) any amounts previously deferred by such executive under any non-qualified deferred compensation plan (together with earnings accrued thereon). In addition, Messrs. Campbell, Cunliffe and the other executive officers and key employees will each be entitled to receive a payment equal to the sum of their then-current annual base salary and the annual bonus they were paid or are entitled to be paid for the 12-month period ending immediately before the date of the change of control. Messrs. Lebda, Reddin and Hall will be entitled to receive a payment equal to two times that amount. Unless the executive’s employment terminates on account of disability, the executive will also be entitled to receive continued coverage for him and his family under the most favorable welfare benefit plans that were in place (1) during the 90-day period immediately preceding the executive’s termination date or (2) with respect to other peer executives during the employment continuation period (which shall include health plan coverage). This coverage will continue for two years following the termination of Messrs. Lebda, Reddin and Hall, and will continue for one year following the termination of Messrs. Campbell, Cunliffe and the other executive officers and key employees. LendingTree or its successor may, in lieu of providing such continued welfare benefits, pay the executive in a lump sum the estimated after–tax value to him and his family of such continued welfare benefits.

     The Employment Continuity Agreement may only be modified or terminated with the executive’s consent, except that the agreement automatically terminates if the executive’s employment with LendingTree terminates prior to the occurrence of a change of control. For those executives who are subject to our Stock Retention Policy (as described on page 31 of this Proxy Statement), the Employment Continuity Agreements described above were provided by LendingTree as consideration for each executive’s agreement to be bound by the terms of the Stock Retention Policy.

Director Compensation

     Members of our board of directors were not paid director fees for their attendance at meetings of the board or any of its committees during 2002. All of our non-employee directors are reimbursed for out-of-pocket expenses incurred in connection with their attendance at board or committee meetings.

     Under our 2001 Stock Incentive Plan, a non-employee director who is a beneficial owner of (or represents an organization that is a beneficial owner of) less than 5% of our combined voting power, is eligible to receive upon his or her initial election or appointment to the board, a non-qualified stock option to purchase a number of shares of common stock calculated by dividing $66,000 by one-third of the average closing price of the common stock for five trading days immediately preceding the date of election or appointment. In addition, immediately following each annual meeting of our stockholders, each such non-employee director then serving is eligible to receive a non-qualified stock option to purchase a number of shares of our common stock, calculated by dividing $22,000 by one-third of the average closing price of our common stock for five trading days immediately preceding the date of the annual stockholders’ meeting. In lieu of the annual option grants, directors may elect to receive an equivalent number of shares of restricted stock.

     No persons were initially elected or appointed to the board in 2002, and therefore no initial stock option grants were awarded in 2002 under the 2001 Stock Incentive Plan. Messrs. Field and Tozer were members of the board as of the date of our 2002 annual stockholders’ meeting and each received a non-qualified stock option to purchase 4,366 shares of our common stock under the annual stock option award provisions of the plan. Specialty Finance Partners, an affiliate of Capital Z Partners, represented on our board by Messrs. Lieber and Spass, received non-qualified option to purchase 8,732 shares of our common stock as of the date of our 2002 annual shareholders meeting. The Union Labor Life Insurance Company, on Behalf of its Separate Account P, which at the time of our 2002 annual stockholders’ meeting had Mr. Robert Kennedy as its representative on our board, received 1,455 shares of restricted stock. Zions Bancorporation, which at the time of our 2002 annual stockholders’ meeting had Mr. Michael DeVico as its representative on our board, received a non-qualified stock option to purchase 4,366 shares of our common stock.

     Our non-employee directors are also eligible to participate in a deferred compensation program whereby a director may defer the income from any director’s fees that may be paid to the director and from the exercise of stock options. Under that program, in the event of a change in control, we will be required to fund a so-called “rabbi trust” sufficient to pay the deferred compensation.

     The compensation committee reviewed our current director compensation programs in 2003. A process similar to the process used in establishing the compensation of our executive officers was used by the compensation committee to evaluate board compensation. A consultant was engaged and their findings were supplemented by information obtained through researching other publicly available sources as well as discussion with recruiters that specialize in board placements. Based on the analysis on these data, recommendations were made on board compensation, including options awards, relative to competitive levels of compensation at companies of similar size. These recommendations resulted in the adoption of the proposed Amended and Restated 2001 Stock Incentive Plan (the “Amended Stock Plan”), and a program for paying meetings fees to our non-employee directors.

     The Amended Stock Plan completely revises the stock incentive award program for our non-employee directors. Please review the summary of the proposed Amended Stock Plan for a description of the new program. The summary is located at page 10 of this Proxy Statement. If the Amended Stock Plan is approved by shareholders, the new stock award program for non-employee directors generally will take effect on April 23, 2003. On January 1, 2003, the non-employee members of our board of directors began to earn meeting fees for the board meetings and committee meetings that they attend or participate in by teleconference. The amounts of the fees are as follows:

Meeting Type	Estimated Annual Fees

Board	All members	$10,000
Audit Committee	Chairman	$6,000
	Other members	$4,000
Strategic Planning Committee	Chairman	$3,500
	Other members	$2,500
Compensation Committee	Chairman	$3,500
	Other members	$2,500
Nominating/Governance Committee	Chairman	$3,500
	Other members	$2,500

     Under the proposed Amended Stock Plan, non-employee directors will be permitted to defer 0%, 50% or 100% of their meeting fees (beginning with fees to be earned on or after July 1, 2003) and have those fees instead paid in the form of restricted stock. A description of the deferral program for meeting fees is contained in the summary of the Amended Stock Plan beginning on page 11 of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

     The compensation committee of the board of directors currently consists solely of Mr. Lieber. Mr. Spass served on the compensation committee until May 2002. Michael DeVico served on the compensation committee until his resignation from our board of directors on January 1, 2003. None of Messrs. Lieber, Spass, or DeVico has ever been an officer or employee of LendingTree. No interlocking relationship exists between any member of our board of directors or our compensation committee and any members of the board of directors or compensation committee of any other company, and no such interlocking relationship has existed in the past.

Executive Officers and Key Employees

     Certain information regarding our executive officers and certain other key employees is set forth below:

     Douglas Lebda (33) has served as Chief Executive Officer and a director since September 1998. Additional information about Mr. Lebda can be found above under “Election of Directors”.

     Thomas Reddin (42) is President and Chief Operating Officer. From 1995 to 1999, he was Vice President, Consumer Marketing for Coca-Cola USA. Mr. Reddin was responsible for leading the strategy and all marketing activities for the Coca-Cola brand, the non-carbonated brand portfolio and the consumer occasions marketing department. Prior to joining The Coca-Cola Company, Mr. Reddin spent 13 years with Kraft General Foods in various brand management capacities. Mr. Reddin joined LendingTree in December 1999.

     Keith Hall (49) is Senior Vice President, Chief Financial Officer and Treasurer. From July 1997 until May 1999, Mr. Hall was the Chief Financial Officer and Senior Vice President of Broadway & Seymour, Inc., a software product and services firm. From 1996 until 1997, Mr. Hall was Vice President and Chief Financial Officer of Loctite Corporation, a specialty chemical producer and marketing company. During 1995, Mr. Hall was the Chief Financial Officer of Legent Corporation, a software and services company. Between 1983 and 1995 Mr. Hall worked in various financial positions at United Technologies Corporation, including Chief Financial Officer at Carrier North America. Mr. Hall has been with LendingTree since June 1999.

     Stephen Campbell (38) is Senior Vice President and Chief Information Officer. From 1987 until November 1999, Mr. Campbell worked in various capacities with American Management Systems Inc., an international business and information technology consulting company, most recently as the director of Software Development for the Consumer Financial Services Group. Mr. Campbell has been with LendingTree since November 1999.

     Eric Cunliffe (57) is Senior Vice President, General Manager of Realty Services, overseeing our real estate operations and network. From January 1996 to July 2000, Mr. Cunliffe was Executive Vice President and, subsequently, President and Chief Operating Officer of HomeSpace, Inc. Mr. Cunliffe was Vice President of Norwest Mortgage, Inc. from 1994 to 1996. Prior to 1994, Mr. Cunliffe spent 18 years in various roles at US Mortgage (PHH/Cendant), including as Executive Vice President.

     Robert J. Flemma, Jr. (42) is Senior Vice President, General Counsel and Secretary. From 1998 to 1999, Mr. Flemma was a private investor. From 1986 to 1997, Mr. Flemma was an attorney at Whyte Hirschboeck Dudek S.C., where he was a partner and the administrative head of the firm’s consumer finance law team. Mr. Flemma joined LendingTree in October 1999.

     Matthew Packey (35) is Vice President – Controller and Principal Accounting Officer. Prior to joining LendingTree, Mr. Packey worked at Broadway & Seymour, Inc., a software product and services firm from 1996 until 1999 where he also served as Controller. Prior to joining Broadway & Seymour, Mr. Packey was employed by Deloitte & Touche from 1989 until 1996.

     David Anderson (37) is Senior Vice President of Sales and Strategic Initiatives. From July 1998 until March 1999, Mr. Anderson worked in various capacities at American Management Systems, Inc., an international business and information technology consulting company, most recently as a senior principal. Mr. Anderson has been with LendingTree since March 1999.

     Lori Collins (42) is Senior Vice-President – Account Management and Product Management. Prior to joining LendingTree in February 2000, Ms. Collins was a Senior Vice President at Bank of America from 1996 to 2000, a Vice President at Fidelity Investments from 1991 to 1996 and a Director of Marketing for American Express Company from to 1986 to 1991.

     Kimberly Gorsuch-Bradbury (42) is Senior Vice President of Corporate Strategy and Development. Prior to joining LendingTree, Ms. Gorsuch-Bradbury worked at IBM Corporation from

1981 to 1999. In her most recent role, she led IBM’s e-finance strategy consulting team as the Executive Consultant. Ms. Gorsuch-Bradbury joined LendingTree in November 1999.

     Robert Harris (42) is Senior Vice President of Marketing. Prior to joining LendingTree in June 2000, Mr. Harris was a managing director of consumer marketing at The Coca-Cola Company from March 1997 to June 2000. Prior to joining The Coca-Cola Company, Mr. Harris was employed by McCormick & Company from August 1986 to March 1997, where he was responsible for leading marketing and sales initiatives within the U.S. Consumer Products Group.

     Richard Stiegler (46) is Senior Vice President and Chief Technology Officer. From 1993 until 1997, Mr. Stiegler served as vice president of Advanced Technology at Greenwich Capital Markets. From 1987 until 1993, Mr. Stiegler was a Vice President at Morgan Stanley. Mr. Stiegler has been with LendingTree since November 1997.

Shareholder Return Performance Graph

     Presented below is a line graph comparing the percentage change in the cumulative total shareholder return on LendingTree’s common stock against the cumulative total return of the NASDAQ Stock Market Index and the Dow Jones Internet Commerce Index for the period commencing February 16, 2000 (the date trading began in our common stock) and ending December 31, 2002. In our proxy statement for our 2002 annual meeting of stockholders, we provided the information required on this graph against the H&Q Internet Index. We have decided to change to the Dow Jones Internet Commerce Index because the H&Q Internet Index is no longer available.

     This graph assumes that $100 was invested in our common stock; in the NASDAQ Stock Market Index and the Dow Jones Internet Commerce Index and that all dividends were reinvested.

Certain Relationships And Related Party Transactions

     In March 2001, in connection with the sale of our Series A Preferred Stock, we entered into a promissory note and pledge agreement with Douglas Lebda, our Chief Executive Officer, to provide him with a $700,000 loan to acquire 200,000 shares of Series A Preferred Stock. This note and pledge agreement also amended and restated other notes and pledge agreements then in effect with respect to $1.7 million in loans to Mr. Lebda for option exercises. In August 2001, we entered into an amended and restated note and pledge agreement with Mr. Lebda relating to all the outstanding loans and interest accrued thereon totaling approximately $2.5 million. This amended and restated note bore interest at a fixed rate of 8% per annum and was not prepayable.

     In February 2000, we entered into a promissory note and pledge agreement with Keith Hall, our Chief Financial Officer, in the principal amount of $100,000 for the purpose of enabling him to exercise nonqualified stock options and paying the related withholding taxes on such exercise.

     On December 31, 2002, our board of directors determined that it was in the best interests of the Company and its shareholders that the loans be repaid. Accordingly, the Company waived the no-prepayment clause in Mr. Lebda’s note and requested that both he and Mr. Hall repay their loans. On December 31, 2002, Mr. Lebda repaid in full the $2.6 million of principal and interest then outstanding under his note and in February 2003, Mr. Hall repaid in full the approximately $69,000 of principal and interest then outstanding under his note.

     On or about September 10, 2002, we entered into an agreement with Fidelity National Information Services (“FNIS”), an affiliate of one of our largest shareholders, Fidelity National Financial, Inc., pursuant to which FNIS will provide automated property valuation reports to visitors to our Website and other websites we host. We paid FNIS $0 pursuant to this agreement in 2002. Under this agreement, we will pay FNIS access fees on a monthly basis, which may exceed more than $60,000 in the aggregate during 2003. We also expect to generate revenue related to our role in providing our customers with access to these services.

Compensation Committee Report

     The following is the report of the compensation committee of our board of directors with respect to the compensation paid to our executive officers during 2002, a description of a stock retention policy for our executives that was adopted by the board in 2003 upon the recommendation of the compensation committee and other actions taken in 2003.

     Compensation Philosophy. Our philosophy in setting our compensation policies for executive officers is to maximize stockholder value over time. The primary goal of the executive compensation program is therefore to closely align the interests of the executive officers with those of our stockholders. To achieve this goal, we attempt to (i) offer competitive compensation opportunities that attract and retain executives whose abilities are critical to our long-term success, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a significant portion of the executive’s total compensation at risk, tied to achievement of financial, organizational and management performance goals and (iii) encourage executives to manage from the perspective of owners with an equity stake in LendingTree.

     Executive Compensation. The compensation program for our executive officers consists of three basic components: (i) base salary, (ii) annual cash incentive awards and (iii) long-term stock incentive awards.

          Base Salary. Except to the extent otherwise provided for under an employment agreement, the compensation committee annually reviews and establishes the level of base salaries for our executive officers based upon competitive compensation data for similarly situated companies in the e-commerce, technology and financial services industries, as well as the executive’s job responsibilities, level of experience, individual performance and contribution to our business. In order to evaluate LendingTree’s competitive position in the industry, the compensation committee reviewed and analyzed the compensation packages, including base salary levels, offered by other companies in the e-commerce industry and other industries. The competitive information was obtained from surveys prepared by a national consulting company and publications. In making base salary decisions, the compensation committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor, although the philosophy of the committee and board in assessing overall compensation packages is to weigh the compensation associated with stock options more heavily than other, non-technology companies our size.

          Annual Cash Incentive Awards. The compensation committee recommends and the Board of Directors awards annual cash incentive compensation pursuant to the LendingTree, Inc. Management Incentive Plan (the MIP). Under the MIP, the compensation committee and Board establish an award formula for a year for each executive officer based on the achievement of various financial performance factors or other specific goals. The actual award formula for a year may vary among the executive officers. The target award is established as either a dollar amount or a percentage of base salary, although no award may exceed 150% of an executive officer’s base salary. Actual performance at 100% of the target performance goal will generally result in an annual incentive award equal to the target amount, with actual performance between 80% and 100% of the target performance goal producing a lower award and actual performance between 100% and 150% of the target performance goal producing a larger award. Generally, no amount will be payable under the MIP if actual performance is less than 80% of the target performance goal.

          Long-Term Stock Option Incentives. LendingTree provides its executive officers with long-term incentive compensation through grants of stock-based awards, principally stock options, under our 1997, 1998, 1999 and 2001 Stock Incentive Plans. The compensation committee believes that stock options provide executive officers with the opportunity to purchase and maintain an equity interest in LendingTree and to share in the appreciation of the value of our common stock, thereby motivating our executive officers to maximize long-term stockholder value. The options also utilize vesting periods that encourage our executive officers to continue in the employ of LendingTree. All options granted to executive officers in 2002 were granted at an exercise price that was equal to the fair market value of our common stock on the date of grant. The compensation committee considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of long-term strategic performance goals, as well as the nature and amount of any long-term incentives that have previously been granted to an executive officer. The compensation committee also considers data gathered on competitive practices at other companies as described in the “Base Salary” section above. The Board of Directors reviews and approves the compensation committee’s recommendations with respect to equity based incentive awards to executive officers.

     Compensation for the Chief Executive Officer. Effective September 2, 1999, LendingTree entered into an employment agreement with Douglas Lebda, our Chief Executive Officer. See “Employment Agreements and Change of Control Arrangements.” The compensation committee and the board of directors approved Mr. Lebda’s employment agreement after a detailed review of competitive compensation data for chief executive officers in similarly situated companies in the internet-based, services-provider industry and after extensive discussion of Mr. Lebda’s qualifications. In February 2000 in connection with our initial public offering, the compensation committee increased Mr. Lebda’s annual rate of base salary based on the committee’s analysis of a national consulting company compensation study in order to provide Mr. Lebda with a market base salary level as compared with competitor businesses. Pursuant to the employment agreement and the Management Incentive Plan, the compensation committee calculated and the Board of Directors approved and awarded Mr. Lebda an annual cash incentive for 2002 based on the attainment of the financial performance goals approved for purposes of that award. In particular, the compensation committee considered actual revenue and income for the year in comparison to budget.

     On December 31, 2002, our board of directors determined that it was in the best interest of the Company and our shareholders that Mr. Lebda’s approximately $2.6 million loan from the Company and accrued interest be repaid. Accordingly, the Company waived the no-prepayment clause in Mr. Lebda’s note and requested that he repay his loan. On December 31, 2002, Mr. Lebda repaid in full the $2.6 million then outstanding under his note.

     The Committee also reviewed the compensation of all other executive officers. A consultant was engaged and their findings were supplemented by information obtained through researching other publicly available sources. Based on the analysis on these data, recommendations were made on total compensation for each executive, including options awards, relative to competitive levels of compensation at companies of similar size. The Committee first reviewed the recommendations. Final approval was obtained by the board of directors.

     Section 162(m). The compensation committee has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to LendingTree’s executive officers. Section 162(m) generally disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the named executive officers, unless compensation is performance-based. LendingTree has adopted a policy that, where reasonably practicable, we will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m).

     Employment Continuity Agreements. The compensation committee also evaluated the existing executive retention agreements that have been in place since 2000. A consultant was engaged and their findings were supplemented by information obtained through researching other publicly available sources. Based on the analysis on these data, recommendations were made to modify the existing retention agreements. Based on these recommendations, the board decided to modify the existing executive retention agreements (which are described on page 22 of this Proxy Statement).

     Stock Retention Policy. Effective as of March 3, 2003, the board adopted a stock retention policy covering our Named Executive Officers and certain other executive employees of the LendingTree. The policy prohibits each covered employee from transferring at any time more than 30% of the total shares of common stock that he or she has been awarded under our stock incentive plans (which number includes any shares subject to stock options regardless of whether the options have been exercised). The types of transfers prohibited include any sale, offer, assignment, pledge or other disposition (with or without consideration, whether voluntary or involuntary or by operation of law). The policy continues in effect for six months following an employee’s termination of employment with LendingTree, except if the employee is involuntarily terminated for reasons other than cause (in which case the policy ceases to apply 45 days following termination of employment), or if the employee dies or becomes disabled (in which case the policy terminates immediately). If the Company experiences a change of control, the policy will automatically terminate. The compensation committee may in its discretion grant a waiver of the policy in those circumstances that the committee deems appropriate.

     The compensation committee and the board believe that this policy will help promote a long-term focus among our key employees and better align their interests with those of LendingTree’s shareholders. The board may periodically review the policy, and may amend or terminate the policy at its discretion, although it cannot impose additional restrictions on covered employees without their consent. LendingTree has the right to discipline any covered employee who materially fails to comply with the policy, which may include termination of his or her employment.

Daniel Lieber, Chairman

Audit Committee Report

     The audit committee’s purpose is to provide assistance to the board of directors in fulfilling its legal and fiduciary obligations with respect to matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions. A full description of the audit committee’s roles and responsibilities is contained in the Audit Committee Charter, a copy of which is attached hereto as Appendix B.

     Membership on the Audit Committee during 2002 was as follows:

•	Richard Field: January 1, 2002 to present;

•	Daniel Lieber: January 1, 2002 to May 21, 2002 and December 18, 2002 to present;

•	Robert Kennedy: January 1, 2002 to November 13, 2002 (the date of his resignation from the Board);

•	James Tozer: May 22, 2002 to present.

     Each of the current members of our audit committee is “independent” under Rule 4200(a)(14) of Nasdaq’s listing standards. While Mr. Tozer met Nasdaq’s independence requirements effective January 1, 2003, he did not meet them during 2002 because of a stock option grant that was made to him during 2001. Our board nonetheless determined that it was in the best interests of the Company and its shareholders that Mr. Tozer serve on the audit committee.

     Some of the duties carried out by the Audit Committee for the year ending December 31, 2002 included:

•	Reviewed and updated our Audit Committee Charter;

•	Reviewed and discussed significant disclosures and transactions related to the 2002 financial statements with management and representatives of PricewaterhouseCoopers LLP, our independent public accountants;

•	Reviewed and accepted the proposed fees for the 2002 annual audit and quarterly reviews to be performed by PricewaterhouseCoopers LLP;

•	Established a policy requiring pre-approval of all non-audit services provided by PricewaterhouseCoopers LLP;

•	Reviewed and discussed the requirements and ongoing developments related to the Sarbanes-Oxley Act; and

•	Reviewed and discussed the Company’s internal controls, critical accounting policies, significant accounting estimates and disclosure controls and procedures.

     During the past year, the audit committee of the board of directors has also:

•	Reviewed and discussed our audited 2002 financial statements with management and representatives of PricewaterhouseCoopers LLP, our independent public accountants;

•	Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees); and

•	Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with PricewaterhouseCoopers LLP its independence.

     Based on the review, discussions and disclosures referred to above, the audit committee recommended to the board of directors that our audited financial statements for 2002 be included in our Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

W. James Tozer, Jr., Chairman Richard Field Daniel Lieber

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires our executive officers, directors and certain persons who own more than ten percent of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such executive officers, directors and greater than ten percent stockholders are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us and written representations from the reporting persons, we believe that during 2002 all such forms were filed on a timely basis, except as described below. Eric Cunliffe reported one transaction on a Form 4 that was not reported on a timely basis; Douglas Lebda reported one transaction on a Form 4 that was not reported on a timely basis; and Robert Kennedy reported one transaction by a company with which he is affiliated on a Form 4 that was not reported on a timely basis.

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP as independent accountants to examine our financial statements for the fiscal year ending December 31, 2003. This selection is being presented to our stockholders for ratification at the annual meeting. PricewaterhouseCoopers LLP audited our financial statements for 2002 and for each fiscal year since 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting of stockholders with an opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

     The audit committee has considered whether the provision of services by PricewaterhouseCoopers LLP other than the audit of our financial statements for 2002 and the review of our quarterly financial statements for 2002 is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

     Audit Fees. PricewaterhouseCoopers LLP billed us $173,000 for professional services rendered for the audit of our annual financial statements for 2002 and reviews of the financial statements included in our quarterly reports on Form 10-Q filed during 2002.

     Financial Information Systems Design and Implementation Fees. PricewaterhouseCoopers LLP rendered no professional services to us for the design and implementation of financial information systems during 2002.

     All Other Fees. PricewaterhouseCoopers LLP billed us $172,000 for all other professional services rendered during 2002 generally including services related to tax and employee benefit plan matters.

     The Board of Directors recommends a vote FOR ratification of the selection of PricewaterhouseCoopers LLP as independent accountants to examine our financial statements for the year ending December 31, 2003, and proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise. If our stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the selection of independent accountants will be reconsidered by our Board of Directors.

OTHER MATTERS

     We know of no other matters to be submitted or considered at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our board of directors may recommend.

APPENDIX A

AMENDED AND RESTATED
2001 STOCK INCENTIVE PLAN
OF
LENDINGTREE, INC.

1. Purpose and Types of Awards

     The purpose of the Amended and Restated 2001 Stock Incentive Plan of LendingTree, Inc. (the “Plan”) is to promote the long-term growth and profitability of LendingTree, Inc. (the “Company”) by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility.

     The Plan permits the granting of Options (including Incentive Stock Options), Restricted Stock, Phantom Stock Units, Stock Bonuses and Other Stock-Based Awards.

2. Definitions

     Under the Plan, except where the context otherwise indicates, the following definitions apply:

(a)	“Affiliate” shall mean any entity, whether now or hereafter existing, that controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, “control” shall mean ownership of 50% or more of the voting power of the entity.

(b)	“Award” shall mean any Option, Restricted Stock, Phantom Stock Unit, Stock Bonus or Other Award granted under the Plan.

(c)	“Award Agreement” shall mean a written agreement between the Company and a Grantee memorializing the terms and conditions of an Award granted pursuant to the Plan.

(d)	“Board” shall mean the board of directors of the Company.

(e)	“Cause” shall mean, unless the Grantee is a party to a written employment agreement with the Company or an affiliate which contains a definition of “cause,” “termination for cause” or any other similar term or phrase, in which case “Cause” shall have the meaning set forth in such agreement: (i) any substantiated act by the Grantee involving dishonesty or bad faith against the Company or an affiliate, or any act or omission that demonstrates a lack of integrity of Grantee with respect to the Company or an affiliate; (ii) the Grantee engaging in acts or omissions that demonstrably and materially injure the business and affairs of the Company or an affiliate, monetarily or otherwise; (iii) a breach or threatened breach by the Grantee of any non-competition or confidentiality agreement entered into between Grantee and the Company or its affiliate; (iv) the chronic use of alcohol, drugs or other similar substances affecting the Grantee’s work performance; or (v) the Grantee being convicted of, or pleading guilty or no lo contender to, or being indicted for a felony or other crime involving theft, fraud or moral turpitude. The good faith determination by the Committee of whether a Grantee’s employment or service relationship was terminated by the Company for ‘Cause’ shall be final and binding for all purposes hereunder.

(f)	“Change in Control” shall mean (i) the acquisition by any Person of shares of the Company’s stock representing more than 50.0% of the total voting power of the Company; (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; (iii) any merger, share exchange, consolidation or other reorganization or business combination in which the Company is not the surviving or continuing corporation or in which the Company’s stockholders do not control greater than 50.0% of the voting power of the surviving or continuing corporation, or in which the Company’s stockholders become entitled to receive cash, securities of the Company other than voting common stock, or securities of another issuer; or (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50.0% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(g)	“Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated there under.

(h)	“Committee” shall mean the Board or committee of Board members appointed pursuant to Section 3 to administer the Plan.

(i)	“Common Stock” shall mean shares of the Company’s common stock, par value one cent ($0.01) per share.

(j)	“Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Committee may require such proof of Disability as the Committee in its sole discretion deems appropriate and the Committee’s determination as to whether Grantee is disabled shall be final and binding on all parties concerned. Such proof may include, at the Committee’s discretion, a determination that the Grantee is disabled for purposes of the Company’s long-term disability plan (as in effect from time to time).

(k)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)	“Fair Market Value” of a share of the Common Stock for any purpose on a particular date shall be determined in a manner such as the Committee shall in good faith determine to be appropriate; provided, however, that in the case of Incentive Stock Options, the determination of Fair Market Value shall be made by the Committee in good faith in conformance with the Treasury Regulations under Section 422 of the Code.

(m)	“Grant Date” shall mean the date on which the Committee formally acts to grant an Award to a Grantee or such other date as the Committee shall so designate at the time of taking such formal action.

(n)	“Grantee” shall mean a person granted an Award pursuant to the Plan.

(o)	“Incentive Stock Option” shall mean an Option that is an ‘Incentive Stock Option’ within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

(p)	“Issue Date” shall mean the date established by the Committee on which certificates representing Restricted Stock shall be issued by the Company pursuant to the terms of Section 7(a).

(q)	“Non-Qualified Stock Option” shall mean an Option other than an Incentive Stock Option.

(r)	“Option” shall mean an option to purchase Common Stock granted pursuant to Section 6 or 11.

(s)	“Other Stock-Based Award” shall mean an award granted pursuant to Section 10.

(t)	“Outside Director” shall mean each Director who is not an employee or executive officer of the Company.

(u)	“Parent” shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of ‘parent corporation’ provided in Section 424(e) of the Code, or any successor thereto of similar import.

(v)	“Performance Goals” shall mean performance goals determined by the Committee in its sole discretion. Such goals may be based on one or more or none of the following criteria: (i) pre-tax income or after-tax income, (ii) operating profit, (iii) return on equity, assets, capital or investment, (iv) earnings or book value per share, (v) sales or revenues, (vi) operating expenses, (vii) Common Stock price appreciation; (viii) implementation or completion of critical projects or processes; (ix) increase in the volume of qualification forms completed or submitted, which goals may be expressed in terms of absolute numbers and/or as a percentage increase; (x) comparison of actual performance during a performance period against budget for such period; (xi) increase in the number of loans closed, which increase may be measured by type(s) of loan or in the aggregate; (xii) growth of revenue, which growth may be expressed in terms of absolute numbers and/or as a percentage increase; or (xiii) reductions in expenses, which reductions may be expressed in terms of absolute numbers and/or as a percentage decrease; provided that with respect to clauses (xi) through (xiii), such achievement may be measured against budget for the same period. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance at which full vesting will occur. Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(w)	“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include: (i) the Company or any of its subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(x)	“Phantom Stock” shall mean the right, granted pursuant to Section 8, to receive in cash or shares the Fair Market Value of a share of Common Stock.

(y)	“Restricted Stock” shall mean a share of Common Stock which is granted pursuant to the terms of Section 7 and which is subject to the restrictions set forth in Section 7(c).

(z)	“Retirement” shall mean termination of a Grantee’s employment or service, other than for Cause, on or after attainment of age 65.

(aa)	“Rule 16b-3” shall mean Rule 16b-3 as in effect under the Exchange Act on the effective date of the Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Plan (and further transactions in such securities) from Section 16(b) of the Exchange Act.

(bb)	“Stock Bonus” shall mean a bonus payable in shares of Company Stock granted pursuant to Section 9.

(cc)	“Subsidiary” and “Subsidiaries” shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of ‘subsidiary corporation’ provided in Section 424(f) of the Code, or any successor thereto of similar import.

(dd)	“Ten Percent Stockholder” shall mean a Grantee who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Company, or its Parent or Subsidiary corporations.

(ee)	“Vesting Date” shall mean the date established by the Committee on which Restricted Stock or Phantom Stock may vest.

3. Administration

     (a)     Procedure. The Plan shall be administered by the Board. In the alternative, the Board may appoint a Committee consisting of not less than two members of the Board to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. The members of the Committee shall be both “non-employee directors” within the meaning of Rule 16b-3 and, to the extent that the Board has resolved to take actions necessary to enable compensation arising with respect to Awards under the Plan to constitute performance-based compensation for purposes of Section 162(m) of the Code, “outside directors” within the meaning of Section 162(m) of the Code. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. The Board may, by a resolution adopted by the Board, delegate to one or more officers of the Company the authority to designate employees of the Company, who are not executive officers or directors of the Company, to be recipients of Awards, and to determine the number of Awards to be received by such employees; provided that the resolution shall specify the total number of Awards that such officer or officers may grant. The Board shall not authorize an officer to designate himself or herself as a recipient of Awards in accordance with a delegation described in the preceding sentence. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefore, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan. In the event that the Board is the administrator of the Plan in lieu of a Committee, the term “Committee” as used herein shall be deemed to mean the Board.

     The Committee shall meet at such times and places and upon such notice as it may determine. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

     Members of the Board or the Committee who are either eligible for Awards or have been granted Awards may vote on any matters affecting the administration of the Plan or the grant of Awards pursuant to the Plan, except that no such member shall act upon the granting of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an Award to him or her.

     (b)     Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Award Agreements evidencing such Awards and establish programs for granting Awards. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

(i)	determine the eligible persons to whom, and the time or times at which, Awards shall be granted;

(ii)	determine the types of Awards to be granted;

(iii)	determine the number of shares to be covered by each Award;

(iv)	impose such terms, limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate;

(v)	modify, extend or renew outstanding Awards, accept the surrender of outstanding Awards and substitute new Awards;

(vi)	accelerate or otherwise change the time in which an Award may be exercised or become payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any Grantee’s employment or service; and

(vii)	to establish objectives and conditions, if any, for earning the grant of an Award.

The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable and to interpret same, all within the Committee’s sole and absolute discretion.

     (c)     Limited Liability. To the maximum extent permitted by law, no member of the Board or Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award there under.

     (d)     Indemnification. To the maximum extent permitted by law and the Company’s charter or by-laws, the members of the Board and Committee shall be indemnified by the Company in respect of all their activities under the Plan.

     (e)     Effect of Committee’s Decision. All actions taken and decisions and determinations made by the Committee on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee of the Company, and their respective successors in interest.

4.    Shares Available for the Plan

     Subject to the adjustments described below, the shares of stock that may be delivered or purchased with respect to Awards granted under the Plan, including with respect to Incentive Stock Options intended to qualify under Section 422 of the Code, shall not exceed an aggregate of 6,500,000 shares of Common Stock of the Company. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided below. No executive officer of the Company shall receive Awards within any 12-month period covering more than 4,000,000 shares of Common Stock If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares without the delivery of shares of Common Stock or other consideration, the shares subject to such Award shall thereafter be shares with respect to which further Awards may be granted under the Plan.

     In the event that the Committee shall determine that any reclassification, recapitalization, stock split, dividend or other distribution (whether in the form of cash, stock or other property), combination, merger, consolidation, spin-off, share exchange, repurchase or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan shall be adjusted to reflect such event, and the Committee shall make such adjustments as it deems appropriate and equitable in the number, kind and price of shares covered by outstanding Awards previously granted under the Plan, and in any other matters which relate to Awards and which are affected by the changes in the Common Stock referred to above; provided, however, that with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424(h) of the Code.

     The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in the preceding paragraph of this Section 4) affecting the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

5.    Participation

     Participation in the Plan shall be open to all employees, directors, officers and consultants of the Company, or of any Affiliate of the Company, as may be selected by the Committee from time to time. Notwithstanding the foregoing, participation in the Plan with respect to grants of Incentive Stock Options shall be limited to employees of the Company or of any Parent or Subsidiary of the Company.

     Awards may be granted to such eligible persons and for such number of shares of Common Stock as the Committee shall determine, subject to the limitations in Section 4. A grant of any type of Award made in any one year to an eligible person shall neither guarantee nor preclude a further grant of that or any other type of Award to such person in that year or subsequent years.

6.    Stock Options

     Subject to the other applicable provisions of the Plan, the Committee may from time to time grant to eligible participants Awards of Incentive Stock Options or Non-Qualified Stock Options. In addition to such terms and conditions as may not inconsistent with the terms of the Plan and shall be set forth in the applicable Award Agreement, Options shall be subject to the following terms and conditions.

     (a)     Grant of Option. The grant of an Option shall be evidenced by a Award Agreement, executed by the Company and the Grantee, stating the number of shares of Common Stock subject to the Option evidenced thereby and the terms and conditions of such Option, in such form as the Committee may from time to time determine.

     (b)     Price. The price per share payable upon the exercise of each Option (“exercise price”) shall be determined by the Committee in its discretion; provided, however, that in the case of Incentive Stock Options, the exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date.

     (c)     Term and Exercisability. Unless otherwise determined by the Committee at the time of grant, the term of each Option shall be no longer than 10 years from the Grant Date; provided, however, that in the case of Incentive Stock Options, the term of such option shall not exceed 10 years from the Grant Date. Unless earlier terminated pursuant to the provisions of the Plan or the Award Agreement, each Option shall become vested in accordance with the vesting schedule specified in the Award Agreement, which vesting schedule shall be determined by the Committee in its discretion. Notwithstanding the foregoing, each Option shall become fully vested and exercisable if the Grantee dies or incurs a Disability while employed by the Company or while he or she is a member of the Board.

     (d)     Payment. Options may be exercised in whole or in part by payment of the exercise price of the shares to be acquired in accordance with the provisions of the Award Agreement, or such rules and regulations as the Committee may have prescribed, or such determinations, orders, or decisions as the Committee may have made. Payment may be made by one or a combination of the following methods: (i) in cash (or cash equivalents acceptable to the Committee); (ii) the surrender of previously acquired shares of Common Stock having a Fair Market Value less than or equal to the aggregate exercise price, which shares shall have been held by the Grantee for at least six months prior to the date of such surrender; (iii) if so determined by the Committee as of the Grant Date and set forth in the applicable Award Agreement, authorization for the Company to withhold a number of shares otherwise payable pursuant to the exercise of an Option having a Fair market Value less than or equal to the aggregate exercise price; or (iv) by delivery of a properly executed exercise notice, together with irrevocable instructions: (1) to a brokerage firm designated by the Grantee and approved by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (2) to the Company to deliver the certificates for such purchased shares directly to such brokerage firm.

     (e)     Exercise of Options Following Termination of Employment or Service Relationship. Subject to Section 6(f) (with respect to Incentive Stock Options) and unless otherwise determined by the Committee in its discretion, Options shall be subject to the following conditions with respect to their post-termination exercisability.

(i)	Following Termination of Employment or Service Relationship for Reasons Other Than Death, Disability or Retirement. Unless otherwise determined by the Committee in its sole discretion, the vested portion of any then outstanding Option held by such Grantee shall remain exercisable for 90 days after the date the Grantee is no longer employed by, nor in a service relationship with, the Company and its affiliates for any reason other than the Grantee’s death, Disability, or Retirement, following which period the Option shall terminate. Notwithstanding the foregoing, a Grantee’s Options shall terminate in their entirety, whether or not vested, upon termination of the employment or service relationship of the Grantee by the Company or an affiliate for Cause.

(ii)	Following Grantee’s Death. Unless otherwise determined by the Committee in its sole discretion, following a Grantee’s death such Grantee’s executor, personal representative, or the person to whom an Option shall have been transferred by will or the laws of descent and distribution, as the case may be, may exercise the vested portion of any then outstanding Option transferred to such individual for one year; provided, that the Committee may, in its sole discretion, provide that an Option granted to a non-employee director may remain exercisable following such director’s death for up to three years if so determined by the Committee as of the Grant Date and set forth in the applicable Award Agreement.

(iii)	Following Termination of Employment or Service Relationship by Reason of Disability or Retirement. Unless otherwise determined by the Committee in its sole discretion, in the event that a Grantee ceases, by reason of Disability or Retirement, to be an employee of or in a service relationship with the Company or an Affiliate, the vested portion of an outstanding Option then held by such Grantee may be exercised in whole or in part at any time within one year after the date of Disability or Retirement, as the case may be, following which period the Option shall terminate.

(iv)	Notwithstanding anything to the contrary in the Plan, no Option shall remain exercisable beyond the original term of such Option, as stated in the Award Agreement evidencing such Option.

     (f)     Restrictions on Incentive Stock Options. Incentive Stock Options granted under the Plan shall comply in all respects with Section 422 of the Code and, as such, shall meet the following additional requirements:

(i)	Designation. No Option shall be an Incentive Stock Option unless so designated by the Committee at the time of grant in the Award Agreement.

(ii)	Exercise Price and Term. The exercise price per share of an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date, and the term of such Option shall not exceed ten years; provided, however, that the exercise price of any Incentive Stock Option granted to a Ten Percent Stockholder shall be not less than 110% of the Fair Market Value of the Common Stock on the Grant Date, and the term of such Option shall not exceed five years.

(iii)	Limitation on Shares. The aggregate Fair Market Value (determined as of the Grant Date) of shares of Common Stock with respect to which any Incentive Stock Options first become exercisable by a Grantee in any calendar year under this or any other plan of the Company and its Parent and Subsidiary corporations may not exceed $100,000 or such other amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate Fair Market Value shall exceed $100,000, or other applicable amount, such Options shall be treated as Non-Qualified Stock Options. In such case, the Company may designate the shares of Common Stock that are to be treated as stock acquired pursuant to the exercise of an Incentive Stock Option by issuing a separate certificate for such shares and identifying the certificate as Incentive Stock Option shares in the stock transfer records of the Company.

(iv)	Grantee. Incentive Stock Options shall only be issued to employees of the Company, or of a Parent or Subsidiary of the Company.

(v)	Tandem Awards Prohibited. An Incentive Stock Option may not be granted in tandem with any other Award in such a manner that the exercise of one affects a Grantee’s right under the other.

(vi)	Post-Termination Exercisability.

(1)	In the event that the employment of a Grantee with the Company and its Affiliates is terminated for Cause, all outstanding Incentive Stock Options held by such Grantee, whether or not vested, shall be immediately forfeited and cancelled as of the effective date of such termination.

(2)	In the event that the employment of a Grantee with the Company and its Affiliates is terminated due to such Grantee’s Disability, all outstanding Incentive Stock Options held by such Grantee (or such Grantee’s beneficiary, if applicable) may be exercised, to the extent exercisable at the effective date of such termination, for a period not to exceed one year following the effective date of such termination.

(3)	In the event that the employment of a Grantee is terminated for any other reason, all outstanding Incentive Stock Options held by such Grantee may be exercised, to the extent exercisable at the effective date of such termination, for a period not to exceed three months following the effective date of such termination.

     (g)     Exercise Prior to Vesting. The Committee may in its sole discretion provide at the time of grant of any Option that the Grantee may elect at any time during both (1) the term of such Option and (2) the period during which such Grantee is employed by or providing services to the Company or any of its Affiliates, that the Grantee may exercise all or any portion of such Option, including the unvested portion of such Option; provided, however, that

(i)	a partial exercise of such Option shall be deemed to cover first vested shares and then the earliest vesting installment of unvested shares;

(ii)	any shares so purchased from installments which have not vested as of the date of exercise shall be subject to a repurchase option in favor of the Company, the terms of which shall be set forth in the Award Agreement evidencing such Option;

(iii)	the Grantee shall enter into a form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

(iv)	if such Option is an Incentive Stock Option, then, the maximum vesting provisions of Section 6(f)(iii) shall continue to apply with respect to such shares.

     (i)     Restrictions on Transfer. The Committee may in its sole discretion provide at the time of grant of any Option that, upon its exercise, the shares of Common Stock to be issued to the Grantee shall be subject to such restrictions on transfer as the Committee may determine are advisable.

7.    Restricted Stock

     (a)     Issue Date and Vesting Date. At the time of the grant of an Award of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Issue Date and/or Vesting Date for each class. If the Grantee is employed by or providing services to the Company on an Issue Date (which may be the Grant Date), the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of Section 7(e). Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 7(b) are satisfied, and except as provided in Section 7(g), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 7(c) shall lapse.

     (b)     Conditions to Vesting. At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

     (c)     Restrictions on Transfer Prior to Vesting. Prior to the vesting of a share of Restricted Stock, no transfer of a Grantee’s rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Grantee.

     (d)     Dividends on Restricted Stock. The Committee in its discretion may require that any dividends paid on shares of Restricted Stock be held in escrow until all restrictions on such shares have lapsed.

     (e)     Issuance of Certificates.

(i)	Reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Grantee to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the 2001 Stock Incentive Plan of LendingTree, Inc. and an Agreement entered into between the registered owner of such shares and the Company. A copy of the Plan and Agreement is on file in the office of the Secretary of the Company, 11115 Rushmore Drive, Charlotte, NC 28277.

Such legend shall not be removed until such shares vest pursuant to the terms hereof.

(ii)	Each certificate issued pursuant to this Section 7(e), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company unless the Committee determines otherwise.

     (f)     Consequences of Vesting. Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 7(c) shall lapse with respect to such share. Reasonably promptly after a share of Restricted Stock vests, the Company shall cause to be delivered to the Grantee to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 7(e).

     (g)     Effect of Termination of Employment or Cessation of Services as an Outside Director. Subject to such other provision as the Committee may set forth in the applicable Agreement, and to the Committee’s amendment authority pursuant to Section 15, upon the termination of a Grantee’s employment for any reason or cessation of his or her membership on the Board as an Outside Director, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Grantee and transferred to, and reacquired by, the Company. In the event of a forfeiture of shares pursuant to this Section 7(g), the Company shall repay to the Grantee (or the Grantee’s estate) any amount paid by the Grantee for such shares. In the event that the Company requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

     (h)     Special Provisions Regarding Restricted Stock. Notwithstanding anything to the contrary contained herein, Restricted Stock granted pursuant to this Section 7 may be based on the attainment of

Performance Goals. Such shares of Restricted Stock shall be released from restrictions only after the attainment of such Performance Goals has been certified by the Committee.

8.    Phantom Stock

     (a)     Vesting Date. At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 8(c) are satisfied, and except as provided in Section 8(d), upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

     (b)     Benefit Upon Vesting. Upon the vesting of a share of Phantom Stock, the Grantee shall be entitled to receive, within 30 days of the date on which such share vests, an amount, in cash and/or shares of Common Stock, as determined by the Committee, equal to the sum of (i) the Fair Market Value of a share of Common Stock on the date on which such share of Phantom Stock vests and (ii) the aggregate amount of cash dividends paid with respect to a share of Common Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

     (c)     Conditions to Vesting. At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

     (d)     Effect of Termination of Employment. Subject to such other provision as the Committee may set forth in the applicable Agreement, and to the Committee’s amendment authority pursuant to Section 15, shares of Phantom Stock that have not vested, together with any dividends credited on such shares, shall be forfeited upon the Grantee’s termination of employment for any reason.

     (e)     Special Provisions Regarding Awards. Notwithstanding anything to the contrary contained herein, the vesting of Phantom Stock granted pursuant to this Section 8 may be based on the attainment by the Company of one or more Performance Goals. No payment in respect of any such Phantom Stock award will be paid until the attainment of the respective Performance Goals have been certified by the Committee.

9.    Stock Bonuses

     In the event that the Committee grants a Stock Bonus, a certificate for the shares of Common Stock comprising such Stock Bonus shall be issued in the name of the Grantee to whom such Award was granted and delivered to such Grantee as soon as practicable after the date on which such Stock Bonus is payable.

10.    Other Stock-Based Awards

     Other forms of Awards (“Other Stock-Based Awards”) valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock-Based Awards shall be granted, the number of shares of Common Stock to be granted pursuant to such Other Stock-Based Awards and all other conditions of such Other Stock-Based Awards.

11.    Outside Director Awards

     Outside Directors shall be entitled to receive Awards under the terms and conditions set forth in this Section 11 and otherwise in accordance with the terms and conditions of the Plan, including Section 7 regarding Restricted Stock and Section 6 regarding Options.

     (a)     Restricted Stock Grant Upon Election or Appointment. As of the date of the initial election or appointment to the Board of an Outside Director who is a beneficial owner or represents an organization that is a beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of less than five percent (5%) of the combined voting power of the Company (such date, the “Initial Grant Date”), such Director shall be granted, without further action on the part of the Board or the Committee, shares of Restricted Stock. The number of shares of Restricted Stock granted to the Outside Director shall be determined by dividing $60,000 by the Grant Value of the Common Stock, calculated as of the Initial Grant Date and rounded to the nearest whole share. The Award Agreement evidencing such grant of Restricted Stock shall provide that the restrictions (as determined in accordance with Section 7) applicable to the Award shall cumulatively lapse with respect to one-third of the shares covered thereby on the first, second and third anniversaries of the Initial Grant Date, which shall be Vesting Dates for purposes of Section 7. The Initial Grant Date shall be the Issue Date for the Restricted Stock for purposes of Section 7.

     (b)     Annual Option Grants. Immediately following each annual meeting of the Company’s stockholders (the “Annual Grant Date”), each Outside Director then serving shall be granted an Option with a fair value of $25,000, calculated as of the Annual Grant Date. The Option’s fair value shall be determined by the Board or the Committee in good faith using an option-pricing model that the Board or the Committee deems appropriate, and by applying that option-pricing model as of the Annual Grant Date. Each Option granted under this Section 11(b) shall be designated a Non-Qualified Stock Option in the Award Agreement evidencing such Option, and shall become vested and exercisable with respect to one-hundred percent (100%) of the shares covered thereby on the first anniversary of the Annual Grant Date if the Outside Director has continuously been a member of the Board to that date. Notwithstanding the forgoing, each Outside Director shall, prior to the Annual Grant Date, be given the opportunity to make the election provided for in Section 11(f) below.

     (c)     Meeting Fee Deferral Election. Each Outside Director may elect in advance to have zero percent (0%), fifty percent (50%) or one-hundred percent (100%) of the meeting fees that the Outside Director is entitled to receive during a calendar year (the “Meeting Fees”) paid in the form of shares of Restricted Stock instead of in cash. A deferral election shall be irrevocable for the calendar year to which it relates. If an Outside Director makes such an election, the Meeting Fees that would otherwise have been paid to the Outside Director in cash shall instead be credited by the Company to a book account (the “Deferred Fees Account”). On the last business day of each calendar quarter (the “Quarterly Award Date”), the total amount of Meeting Fees credited to the Outside Directors’ Deferred Fees Account shall be withdrawn from the account, converted to shares of Restricted Stock and such shares shall be awarded to the Outside Director as soon as practicable thereafter. The number of shares of Restricted Stock awarded to an Outside Director following each Quarterly Award Date shall be determined by multiplying (i) the total amount credited to the Outside Director’s Deferred Meeting Fees Account as of the Quarterly Award Date by 1.176, and then (ii) dividing that amount by the Grant Value of the Common Stock on that date. The Award Agreement evidencing such grant of Restricted Stock shall provide that the restrictions (as determined in accordance with Section 7) applicable to the Award shall lapse with respect to one-hundred percent (100%) of the shares covered thereby on the first anniversary of the Quarterly Award Date, and the Quarterly Award Date shall be the Issue Date for purposes of Section 7.

     (d)     For purposes of this Section 11, “Grant Value” means (i) if the Common Stock is then traded on any national securities exchange or any automated quotation system, the average closing price rounded to three (3) decimal places of the Common Stock for the five (5) trading days immediately preceding the Initial Grant Date, the Annual Grant Date and/or the Quarterly Award Date, as applicable, or (ii) if the Common Stock is not then traded on any national securities exchange or any automated quotation system, the per share Fair Market Value of the Common Stock.

     (e)     Term and Exercise of Options. Each Option granted under this Section 11 shall have a term of ten years, may be exercised, in whole or in part, with respect to whole shares of Common Stock, to the extent then exercisable, and shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary. Such notice shall be accompanied by the applicable Award Agreement, shall specify the number of whole shares of Common Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Grantee or other person then having the right to exercise the Option. The methods of payment with respect to the exercise price of Options granted under this Section 11 shall be consistent with Section 6(d).

     (f)     Annual Grant Election. Prior to the Annual Grant Date, each Outside Director may elect to receive as of the Annual Grant Date a grant of shares of Restricted Stock in lieu of the Option that he would otherwise be entitled to receive pursuant to Section 11(b) above. The number of shares of Restricted Stock awarded to an Outside Director who makes this election shall be one-third of the number of shares that would have been subject to the Option described in Section 11(b) (rounded to the nearest whole share). The Award Agreement evidencing such grant of Restricted Stock shall provide that the restrictions applicable to such Award (as determined in accordance with Section 7) shall lapse with respect to one hundred percent (100%) of the shares covered thereby on the first anniversary of the Annual Grant Date.

     (g)     Effective Dates. Sections 11(a) and 11(b) above shall be effective as of the first annual shareholder meeting in 2003, and for all annual shareholder meetings thereafter. Notwithstanding any provision of this Plan to the contrary, the Annual Grant Date for 2003 shall be the day immediately following the annual shareholder meeting. Meeting Fee deferral elections pursuant to Section 11(c) may first be made by Outside Directors for Meeting Fees to be earned on or after July 1, 2003, and for each calendar year commencing thereafter.

12.    Withholding of Taxes

     The Company may require, as a condition to the exercise of any Option under the Plan or the delivery of certificates for shares issued or payments of cash to a Grantee pursuant to the Plan or an Award Agreement (hereinafter collectively referred to as a “taxable event”), that the Grantee pay to the Company in cash any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan, or to retain or sell without notice a sufficient number of the shares to be issued to such Grantee to cover any such taxes. If shares of Common Stock are to be withheld by the Company from shares of Common Stock otherwise to be issued upon the exercise of an Option or in satisfaction or settlement of any Award, for purposes of satisfying withholding tax obligations, the number of shares to be so withheld shall be calculated using the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the taxable event then applicable to such Award.

13.    Transferability

     Except as otherwise determined by the Committee, and in any event in the case of an Incentive Stock Option, no Award granted under the Plan shall be transferable by a Grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Committee in accord with the provisions of the immediately preceding sentence, an Option may be exercised during the lifetime of the Grantee, only by the Grantee or, during the period the Grantee is under a legal disability, by the Grantee’s guardian or legal representative.

14.    Change in Control

     In the event of a Change in Control, 50% of the time-vesting portion of any outstanding Award (i.e., that portion of an Award that vests or becomes exercisable only through the passage of time and is not subject to any Performance Goal) that is not then vested and/or exercisable shall become immediately vested and/or exercisable. In addition to the acceleration provided for in the immediately preceding sentence, the Committee may, in its sole discretion, provide that all or any part of the remaining portion of an outstanding Award that is not then vested and/or exercisable shall become immediately vested and/or exercisable.

15.    Termination and Modification of the Plan

     The Board, without further approval of the stockholders, may modify or terminate the Plan or any portion thereof at any time, except that no modification shall become effective without prior approval of the stockholders of the Company if stockholder approval is necessary to comply with any tax or regulatory requirement or rule of any exchange or listing or quotation system established by the National Association of Securities Dealers, Inc. (“NASDAQ System”) upon which the Common Stock is listed or quoted; including for this purpose stockholder approval that is required to enable the Committee to grant Incentive Stock Options pursuant to the Plan or to qualify compensation paid under the plan as “performance based compensation” within the meaning of Section 162(m) of the Code.

     The Committee shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Company or that may be authorized or made desirable by such laws. The Committee may amend or modify any outstanding Award in any manner to the extent that the Committee would have had the authority to make such Award as so modified or amended.

16.   Non-Guarantee of Employment or Service

     Nothing in the Plan or in any Award Agreement there under shall confer any right on an employee, director, or consultant to continue in the employ or service of the Company or shall interfere in any way with the right of the Company to terminate an employee or sever any service relationship of an individual at any time.

17.   Termination of Employment

     For purposes of maintaining a Grantee’s continuous status as an employee and accrual of rights under any Award granted pursuant to the Plan, transfer of an employee among the Company and the Company’s affiliates shall not be considered a termination of employment with the employer.

18.    Written Agreement

     Each Award Agreement entered into between the Company and a Grantee with respect to an Award granted under the Plan shall incorporate the terms of this Plan and shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

19.    Non-Uniform Determinations

     The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

20.    Application of Funds

     The proceeds received by the Company from the sale of Common Stock pursuant to Awards granted under the Plan will be used for general corporate purposes.

21.    Listing and Registration

     If the Company determines that the listing, registration or qualification upon any securities exchange or upon any NASDAQ System or under any law, of shares subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of shares there under, no such Award may be exercised in whole or in part, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Company.

22.    Compliance with Securities Law

     Common Stock shall not be issued with respect to an Award granted under the Plan unless the issuance and delivery of share certificates for such Common Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, the Exchange Act, the rules and regulations promulgated there under, and the requirements of any national securities exchange or NASDAQ System upon which the Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance to the extent such approval is sought by the Committee. All certificates for Common Stock delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or NASDAQ System upon which such securities are then listed or quoted, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

23.    No Limit on Other Compensation Arrangements

     Nothing contained in the Plan shall prevent the Company or its Parent or any of its Subsidiaries from adopting or continuing in effect other compensation arrangements (whether such arrangements be generally applicable or applicable only in specific cases) as the Committee in its discretion determines desirable, including without limitation the granting of stock-based incentive awards otherwise than under the Plan.

24.    No Trust or Fund Created

     Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Grantee or any other person. To the extent that any Grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

25.    Governing Law

     The validity, construction and effect of the Plan, of Award Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Board or Committee relating to the Plan or such Award Agreements, and the rights of any and all persons having or claiming to have any interest therein or there under, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of North Carolina, without regard to its conflict of laws rules and principles.

26.    Plan Subject to Charter and By-Laws

     This Plan is subject to the Charter and By-Laws of the Company, as they may be amended from time to time.

27.   Effective Date; Termination Date

     The Plan became effective on October 25, 2000. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

APPENDIX B

CHARTER OF THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS OF LENDINGTREE, INC.
AS ADOPTED BY THE BOARD ON OCTOBER 25, 2000 (revised 9-2002)

I. AUTHORITY

     The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of LendingTree, Inc. (the “Corporation”) is established pursuant to Article III, Section 11 of the Corporation’s Amended and Restated Bylaws and Section 141(c) of the Delaware General Corporation Law. The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Consistent with the appointment of other Board committees, the members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The presence in person or by telephone of a majority of the Committee’s members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

II. PURPOSE OF THE COMMITTEE

     The Committee’s purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Corporation and its subsidiaries.

     The Committee shall directly oversee the audit efforts of the Corporation’s independent accountants and internal auditors and, in that regard, shall take such actions as it may deem necessary to satisfy itself that the Corporation’s auditors are independent of management. It is the objective of the Committee to maintain free and open means of communications among the Board, the independent accountants, the internal auditors and the financial and senior management of the Corporation.

III. COMPOSITION OF THE COMMITTEE

a) Each member of the Committee shall be an “independent” director within the meaning of the NASDAQ rules and, as such, shall be free from any relationship that may interfere with the exercise of his or her independent judgment as a member of the Committee. Notwithstanding the foregoing, as permitted by the rules of the NASDAQ, under exceptional and limited circumstances, one director who does not meet certain of the criteria for “independence” may be appointed to the Committee if the Board determines in its business judgment that membership on the Committee by such person is required by the best interests of the Corporation and its stockholders and the Corporation discloses in the annual proxy statement the nature of such person’s relationship and the reasons for the Board’s determination. All members of the Committee shall be financially literate at the time of their election to the Committee or shall become financially literate within a reasonable period of time after their appointment to the Committee. “Financial literacy” shall be determined by the Board in the exercise of its business judgment, and shall include a working familiarity with basic finance and accounting practices and an ability to read and understand fundamental financial statements. At least one member of the Committee shall have accounting or related financial management expertise, as such qualification may be determined in the business judgment of the Board. Committee members, if they or the Board deem it appropriate, may enhance their understanding of finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant or firm.

b) Upon any changes in the composition of the Committee and otherwise as required by NASDAQ or other authoritative bodies, the Committee shall ensure that the Corporation provides the NASDAQ with written confirmation regarding:

(1)	Any determination that the Board has made regarding the independence of the Committee members;

(2)	The financial literacy of the Committee members;

(3)	The determination that at least one of the Committee members has accounting or related financial management expertise; and

(4)	The annual review and reassessment of the adequacy of the Committee’s charter.

IV. MEETINGS OF THE COMMITTEE

     The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Committee shall meet at least annually with management and the Corporation’s independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. In addition, the Committee (or the Chairman) should meet or confer with the independent accountants and management quarterly to review the Corporation’s periodic financial statements prior to their filing with the Securities and Exchange Commission (“SEC”). The Chairman

should work with the Chief Financial Officer and management to establish the agendas for Committee meetings. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee’s activities and provide copies of such minutes to the Board.

V. DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

     In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The Committee should review and reassess annually the adequacy of the Committee’s charter. The charter must specify: (1) the scope of the Committee’s responsibilities and how it carries out those responsibilities, (2) the ultimate accountability of the Corporation’s independent auditors to the Board and the Committee, (3) the responsibility of the Committee and the Board for the selection, evaluation, compensation and replacement of the Corporation’s independent auditors, and (4) that the Committee is responsible for ensuring that the Corporation’s independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditors and the Corporation and that the Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board take appropriate action to ensure the independence of the independent auditors.

     While there is no “blueprint” to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Committee:

Selection and Evaluation of Auditors

A.	Make recommendations to the Board as to the selection of the firm of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;

B.	Review and approve the Corporation’s independent auditors’ annual engagement letter, including the proposed fees contained therein;

C.	Review the performance of the Corporation’s independent auditors and make recommendations to the Board regarding the replacement or termination of the independent auditors when circumstances warrant;

D.	Oversee the independence of the Corporation’s independent auditors by, among other things:

(1)	requiring the independent auditors to deliver to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Corporation; and

(2)	actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board take appropriate action to satisfy itself of the auditors’ independence; specifically prohibited services by the Corporation’s independent auditors include:

(a) Bookkeeping or other services related to the accounting records or financial statements of the Corporation;

(b) Financial information systems design and implementation;

(c) Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

(d) Actuarial services;

(e) Internal Audit outsourcing services;

(f) Management functions or human resources;

(g) Broker or dealer, investment advisor, or investment banking services;

(h) Legal services and expert services unrelated to the audit; and

(i) Any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

E.	Instruct the Corporation’s independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee and the Board are responsible for the selection (subject to shareholder approval if determined by the Board), evaluation, compensation and termination of the Corporation’s independent auditors;

F.	Audit and non-audit services by the Corporation’s independent auditors must be pre-approved by the Committee.

1.	The Committee may delegate pre-approval authority to one or more of its members. Such member must report the decision at the next Committee meeting.

2.	The Committee approvals of non-audit services must be disclosed in SEC periodic reports.

Oversight of Annual Audit and Quarterly Reviews

G.	Review and accept, if appropriate, the annual audit plan of the Corporation’s independent auditors, including the scope of audit activities, and monitor such plan’s progress and results during the year;

H.	Confirm through private discussions with the Corporation’s independent auditors and the Corporation’s management that no management restrictions are being placed on the scope of the independent auditors’ work;

I.	Review the results of the year-end audit of the Corporation, including (as applicable):

(1)	the audit report, the published financial statements, the management representation letter, the “Memorandum Regarding Accounting Procedures and Internal Control” or similar memorandum prepared by the Corporation’s independent auditors, any other pertinent reports and management’s responses concerning such memorandum;

(2)	the qualitative judgments of the independent auditors about the appropriateness, not just the acceptability, of accounting principle and financial disclosure practices used or proposed to be adopted by the Corporation and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates;

(3)	the methods used to account for significant unusual transactions;

(4)	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

(5)	management’s process for formulating sensitive accounting estimates and the reasonableness of these estimates;

(6)	significant recorded and unrecorded audit adjustments;

(7)	any material accounting issues among management, the Corporation’s internal auditing department and the independent auditors; and

(8)	other matters required to be communicated to the Committee under generally accepted auditing standards, as amended, by the independent auditors;

J.	Review with management and the Corporation’s independent auditors such accounting policies (and changes therein) of the Corporation, including any financial reporting issues which could have a material impact on the Corporation’s financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body;

K.	Confirm that the Corporation’s interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Corporation’s independent auditors;

Oversight of Financial Reporting Process and Internal Controls

L.	Review the adequacy and effectiveness of the Corporation’s accounting, disclosure and internal control policies and procedures through inquiry and discussions with the Corporation’s independent auditors and management of the Corporation;

M.	Review with management the Corporation’s administrative, operational and accounting internal controls, including controls and security of the computerized information systems, and evaluate whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct;

N.	Review with management and the independent auditors any reportable conditions and material weaknesses, as defined by the American Institute of Certified Public Accountants, affecting internal control;

O.	Receive periodic reports from the Corporation’s independent auditors and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments proposed by the Financial Accounting Standards Board or the SEC or other regulatory body, or any other significant accounting or financial reporting related matters that may have a bearing on the Corporation;

P.	Review with management the financial results, variances and other deviations from plan and/or changes in financial ratios on a quarterly basis.

Q.	Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation’s independent auditors and management;

Other Matters

R.	Meet annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;

S.	Prepare a report to be included in each annual proxy statement (or, if not previously provided during the fiscal year, any other proxy statement or consent statement relating to the election of directors) of the Corporation commencing after December 15, 2000 which states, among other things, whether:

(1)	the Committee has reviewed and discussed with management the audited financial statements to be included in the Corporation’s Annual Report on Form 10-K;

(2)	the Committee has discussed with the Corporation’s independent auditors the matters that the auditors are required to discuss with the Committee by Statements on Auditing Standard No. 61, (as it may be modified or supplemented);

(3)	the Committee has received the written disclosures and the letter from the Corporation’s independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditors their independence; and

(4)	based on the review and discussions described in subsections (i), (ii) and (iii) above, the Committee has recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC;

T.	Review the Corporation’s policies relating to the avoidance of conflicts of interest and review past or proposed transactions between the Corporation and members of management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Corporation’s independent auditors;

U.	Meet with management of the human resources and legal departments of the Corporation to review the Corporation’s program to monitor compliance with the Corporation’s Code of Conduct, and meet periodically with the Corporation’s Compliance Officer to discuss compliance with the Code of Conduct;

V.	Obtain from the independent auditors any information pursuant to Section 10A of the Securities Exchange Act of 1934;

W.	Engage internal or external auditors to assess and test the effectiveness of the Company’s internal controls, compliance with policies and other matters, as considered necessary. Oversee and promote the effective operation of audit and compliance functions that may be considered necessary.

X.	Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose; and

Y.	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

With respect to the duties and responsibilities listed above, the Committee should:

Z.	Report regularly to the Board on its activities, as appropriate;

AA.	Exercise reasonable diligence in gathering and considering all material information;

BB.	Understand and weigh alternative courses of conduct that may be available;

CC.	Focus on weighing the benefit versus harm to the Corporation and its shareholders when considering alternative recommendations or courses of action;

DD.	If the Committee deems it appropriate, secure independent expert advice and understand the expert’s findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and

EE.	Provide management, the Corporation’s independent auditors and internal auditors with appropriate opportunities to meet privately with the Committee.

     While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditors or to ensure that the Corporation complies with all laws and regulations and its Code of Conduct.

LENDINGTREE, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE TO:

LENDINGTREE, INC.
C/O WACHOVIA BANK, N.A.
PROXY TABULATION
P.O. BOX 217950
CHARLOTTE, NC 28254-3555

FOLD AND DETACH HERE

LENDINGTREE, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 23, 2003

     The undersigned hereby appoints DOUGLAS R. LEBDA and KEITH B. HALL, and each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of the common stock and Series A Preferred Stock of the undersigned in LendingTree, Inc. at the Annual Meeting of Stockholders to be held April 23, 2003, and at any adjournment thereof.

     This proxy will be voted FOR the election of all nominees as directors, FOR Item 2 and FOR Item 3 unless otherwise specified. The Board of Directors recommends voting FOR each item.

1.	ELECTION OF DIRECTORS: Nominees are Douglas R. Lebda and Robert A. Spass.

☐	FOR both listed nominees (except do not vote for the nominee(s) whose names I have written below)	☐	WITHHOLD AUTHORITY to vote for the listed nominees

2.	APPROVAL OF THE AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT ACCOUNTANTS.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(Continued and to be signed on the reverse)

LENDINGTREE, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE TO:

LENDINGTREE, INC.
C/O WACHOVIA BANK, N.A.
PROXY TABULATION
P.O. BOX 217950
CHARLOTTE, NC 28254-3555

FOLD AND DETACH HERE

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     Receipt of the notice of annual meeting and accompanying proxy statement is hereby acknowledged. This proxy will be voted as specified herein, and, unless otherwise directed, will be voted FOR the election of both nominees, FOR Item 2 and FOR Item 3.

     Please date, sign exactly as printed below and return promptly in the enclosed postage-paid envelope.

Dated: , 2003.

(When signing as attorney, executor, administrator, trustee, guardian, etc., give title as such. If a joint account, each joint owner should sign personally.)